                                                                   EXHIBIT 10.29

================================================================================



                                   SECURITIES

                               PURCHASE AGREEMENT



                                      among



                              INTRACEL CORPORATION,
                                  BARTELS INC.,
                            PERIMMUNE HOLDINGS, INC.,
                                 PERIMMUNE, INC.



                                       and

                            NORTHSTAR HIGH YIELD FUND
                        NORTHSTAR HIGH TOTAL RETURN FUND
                       NORTHSTAR HIGH TOTAL RETURN FUND II
                         NORTHSTAR STRATEGIC INCOME FUND





                           Dated as of August 25, 1998




================================================================================

                                TABLE OF CONTENTS

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ARTICLE I           DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION...............................2

    Section 1.1     Definitions...........................................................................2
    Section 1.2     Accounting Terms and Determinations..................................................13

ARTICLE II          THE SECURITIES.......................................................................13

    Section 2.1     Issuance, Sale and Delivery of the Securities........................................13
    Section 2.2     Closing; Purchase Price; Purchase Price Allocation...................................13

ARTICLE III         REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SUBSIDIARIES...................15

    Section 3.1     Organization, Qualifications and Corporate Power.....................................15
    Section 3.2     Authorization of Agreements, etc.....................................................15
    Section 3.3     Validity.............................................................................16
    Section 3.4     Authorized Capital Stock.............................................................16
    Section 3.5     Financial Statements.................................................................17
    Section 3.6     Absence of Undisclosed Liabilities and Charges.......................................18
    Section 3.7     Events Subsequent to the Date of the Balance Sheet...................................18
    Section 3.8     Litigation; Compliance with Law......................................................18
    Section 3.9     Title to Properties..................................................................19
    Section 3.10    Leasehold Interests..................................................................19
    Section 3.11    Taxes................................................................................19
    Section 3.12    Other Agreements.....................................................................20
    Section 3.13    Patents, Trademarks, etc.............................................................22
    Section 3.14    Loans and Advances...................................................................22
    Section 3.15    Assumptions, Guaranties, etc. of Debt of Other Persons...............................22
    Section 3.16    Significant Customers and Suppliers..................................................23
    Section 3.17    Governmental Approvals...............................................................23
    Section 3.18    Insurance............................................................................23
    Section 3.19    Employment Relations.................................................................23
    Section 3.20    Compensation of Key Employees........................................................24
    Section 3.21    Environmental Compliance.............................................................24
    Section 3.22    Projections..........................................................................24
    Section 3.23    Disclosure; Accuracy of Statements...................................................24
    Section 3.24    Matters Relating to OncoVAX Products.................................................24
    Section 3.25    Subsidiaries.........................................................................24
    Section 3.26    Use of Proceeds......................................................................25
    Section 3.27    Location of Collateral...............................................................25
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ARTICLE IV          REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.....................................25

    Section 4.1     Purchase of Securities...............................................................25
    Section 4.2     Authority............................................................................26
    Section 4.3     Projections..........................................................................26
    Section 4.4     Risk Factors.........................................................................26

ARTICLE V           COVENANTS............................................................................26

    Section 5.1     Payment of Principal, Premium and Interest...........................................26
    Section 5.2     Money for Note Payments to be Held in Trust..........................................26
    Section 5.3     Existence............................................................................26
    Section 5.4     Maintenance of Assets................................................................27
    Section 5.5     Payment of Taxes and Other Claims; Comply with Material Obligations..................27
    Section 5.6     Financial Covenants..................................................................27
    Section 5.7     Limitation on Restricted Payments....................................................29
    Section 5.8     Limitation on Certain Restrictions Affecting any Subsidiary..........................29
    Section 5.9     Limitation on Liens..................................................................30
    Section 5.10    Maintenance of Insurance.............................................................30
    Section 5.11    Waiver of Stay, Extension and Usury Laws.............................................31
    Section 5.12    Financial Statements; Other Information..............................................32
    Section 5.13    Inspection and Delivery of Property; Books and Records; Discussions..................35
    Section 5.14    Further Security Interest............................................................35
    Section 5.15    Further Assurances...................................................................36
    Section 5.16    Limitation on Debt...................................................................37
    Section 5.17    Limitation on Mergers; Etc...........................................................38
    Section 5.18    Limitation on Sales of Property......................................................39
    Section 5.19    Limitation on Transactions with Affiliates...........................................39
    Section 5.20    Limitation on Credit Extensions......................................................39
    Section 5.21    Limitation on Certain Amendments.....................................................40
    Section 5.22    Limitation on Investments............................................................40
    Section 5.23    Use of Proceeds......................................................................40
    Section 5.24    Assumption of Company Debt by Subsidiaries...........................................41
    Section 5.25    Covenants with respect to OncoVAX Cancer Vaccine.....................................41
    Section 5.26    Covenant with respect to Transfer of  Certain Patents................................41
    Section 5.27    Foreign Currency Liabilities.........................................................42
    Section 5.28    Unaudited Financial Statements.......................................................42
    Section 5.29    Consent of Transamerica Business Credit Corporation..................................42
    Section 5.30    Interest Escrow Security Agreement...................................................42
    Section 5.31    Waiver of Certain Covenants..........................................................42

ARTICLE VI          CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS......................................42

    Section 6.1     Supporting Documents.................................................................42
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                                       ii

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    Section 6.2     Fees of Purchasers...................................................................43
    Section 6.3     Warrants.............................................................................43
    Section 6.4     Amended and Restated Warrants........................................................43
    Section 6.5     Interest Escrow Security Agreement...................................................43
    Section 6.6     Notes................................................................................43
    Section 6.7     Security Agreements..................................................................43
    Section 6.8     Pledge Agreement.....................................................................43
    Section 6.9     Guarantees...........................................................................43
    Section 6.10    Pledged Stock........................................................................44
    Section 6.11    Escrow Agreement.....................................................................44
    Section 6.12    Financing Statements.................................................................44
    Section 6.13    First Union Agreement................................................................44
    Section 6.14    Principal Executive Officer..........................................................44
    Section 6.15    Agreement with Akzo..................................................................44
    Section 6.16    Financial Statements.................................................................45
    Section 6.17    Letter of Instructions...............................................................45
    Section 6.18    Other Actions........................................................................45
    Section 6.19    No Adverse Actions...................................................................45
    Section 6.20    Opinion of Counsel...................................................................45

ARTICLE VII         PAYMENT FOR PURCHASE OF SECURITIES...................................................45


ARTICLE VIII        MISCELLANEOUS........................................................................45

    Section 8.1     Expenses.............................................................................45
    Section 8.2     Brokerage............................................................................46
    Section 8.3     Notices..............................................................................46
    Section 8.4     Governing Law; Submission to Jurisdiction............................................46
    Section 8.5     Entire Agreement.....................................................................47
    Section 8.6     Counterparts.........................................................................48
    Section 8.7     Amendments...........................................................................48
    Section 8.8     Disclosure to Other Persons..........................................................48
    Section 8.9     Limitation on Interest...............................................................49
    Section 8.10    Severability.........................................................................49
    Section 8.11    Titles and Subtitles.................................................................49

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
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                                    EXHIBITS
Exhibit A-1 and A-2          Form of Primary Note and Escrow Note, respectively

Exhibit B-1                  Form of Series A-VI Warrant

Exhibit B-2 through B-6      Form of Amended and Restated Warrants

Exhibit C                    Form of Registration Rights Agreement

Exhibit D                    Form of Interest Escrow Security Agreement

Exhibit E                    Form of Security Agreement

Exhibit F                    Form of Intellectual Property Security Agreement

Exhibit G                    Form of Pledge Agreement

Exhibits H-1 through H-3     Form of Subsidiary Guaranty

Exhibit I                    Form of Agreement with CoreStates Enterprises Fund

Exhibit J                    Form of Akzo Agreement

Exhibit K                    Form of Counsel Opinion

Exhibit L                    Funded Commitment Facility Escrow Agreement

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                                       iv


                                    SCHEDULES


Schedule 2.1        Issuance of Newly Issued Securities to Purchasers and Stipulated
                    Contribution Value of Existing Securities

Schedule 2.2        Cash Position of Purchase Price Paid by Purchasers

Schedule 3.4        Subscriptions, Warrants, Options, Convertible Securities and
                    Commitments Therefor

Schedule 3.5        Material Adverse Changes Since Most Recent Financial Statements

Schedule 3.6        Liabilities and Charges

Schedule 3.7        Events Subsequent to the Date of the Balance Sheet

Schedule 3.9        Title to Properties

Schedule 3.10       Leasehold Interests

Schedule 3.11       Taxes

Schedule 3.12       Other Agreements

Schedule 3.13       Intellectual Property

Schedule 3.14       Loans and Advances

Schedule 3.15       Assumptions or Guaranties of Indebtedness of other Persons

Schedule 3.16       Significant Customers and Suppliers

Schedule 3.18       Insurance

Schedule 3.19(b)    Employee Benefit Plans

Schedule 3.20       Compensation of Key Employees

Schedule 3.25       Subsidiaries

Schedule 5.16       Debt Outstanding as of June 30, 1998

Schedule 5.26       Patents to be Acquired


           SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of August 25, 1998, by and among Intracel Corporation, a Delaware corporation (the "Company"), its wholly-owned subsidiaries (Bartels, Inc. ("Bartels"), PerImmune Holdings, Inc. ("Holdings") and PerImmune, Inc. ("PerImmune" and, together with Bartels and Holdings, the "Subsidiaries")) and each of the parties listed on
Schedule 2.1 hereto (each a "Purchaser" and, collectively, the "Purchasers").


                                    PREAMBLE

           WHEREAS, the Company wishes to issue and sell to the Purchasers (i) the Company's 12% Guaranteed Senior Secured Primary Notes, substantially in the form attached hereto as Exhibit A-1, in the aggregate original principal amount of $35,000,000 (the "Guaranteed Senior Secured Primary Notes"), (ii) the Company's 12% Guaranteed Senior Secured Escrow Notes, substantially in the form attached hereto as Exhibit A-2, in the aggregate original principal amount of $6,000,000 (the "Guaranteed Senior Secured Escrow Notes" and, together with the Guaranteed Senior Secured Primary Notes, the "Notes"), (iii) the Series A-VI Common Stock Warrants, substantially in the form attached hereto as Exhibit B-1 (the "Warrants"), to purchase up to 1,625,000 shares of common stock, $.0001 par value per share (the "Warrant Shares"), of the Company (the Notes and the Warrants shall collectively be referred to as the "Securities"); and

           WHEREAS, the Company has agreed to amend and restate (i) certain provisions of the warrants previously granted to certain of the Purchasers (the "Existing Warrants") and (ii) certain provisions of that portion of a warrant (the "CoreStates Warrant") previously granted to CoreStates Enterprise Fund, a division of CoreStates Bank, N.A. ("CoreStates") which is to be assigned and transferred to the Purchasers pursuant to the CoreStates Agreement, as hereinafter defined, and will deliver amended and restated warrants in the forms attached hereto as Exhibits B-2 through B-6 to effect such amendments (the "Amended and Restated Warrants"); and

           WHEREAS, the Company is to enter into an agreement substantially in the form attached hereto as Exhibit C (the "Registration Rights Agreement"), to register (i) the Warrant Shares; (ii) the shares issuable upon exercise of the Existing Warrants (the "Existing Warrant Shares"); (iii) the shares issuable upon exercise of the CoreStates Warrant (the "CoreStates Warrant Shares"); and
(iv) 381,296 shares of Common Stock owned by the Purchasers and their Affiliates as of the date hereof and 522,550 shares of Common Stock issuable to the Purchasers upon conversion of Series A-I Preferred Stock of the Company owned by the Purchasers as of the date hereof (collectively, the "Existing Shares") (the Warrant Shares, Existing Warrant Shares, CoreStates Warrant Shares and Existing Shares are collectively referred to herein as the "Registrable Securities"); and

           WHEREAS, each Purchaser is to purchase the Securities set forth opposite such Purchaser's name in Sections 1 and 2 of Schedule 2.1 hereto, on the terms and subject to the conditions set forth in this Agreement; and

           WHEREAS, the Company has issued to certain of the Purchasers, severally, (i) a Secured Promissory Note on December 28, 1995 (the "1995 Note") in the original principal amount of $4,700,000, (ii) $8,000,000 aggregate original principal amount of Secured Promissory Notes issued on April 1, 1998 (the "April 1998 Notes"), and (iii) an aggregate of 47,030 shares of Series A-2 Preferred Stock (the "Series A-2 Preferred Stock"), $.0001 par value per share (the 1995 Note, the April 1998 Notes and the Series A-2 Preferred Stock together with the Existing Warrants are collectively referred to herein as the "Existing Securities"), all of which are to be contributed to the Company in partial payment of the purchase price of the Securities; and

           WHEREAS, to induce the Purchasers to purchase the Securities, the Company is to enter into the interest escrow security agreement in substantially the form attached hereto as Exhibit D (the "Interest Escrow Security Agreement") relating to the payment of certain interest due on the Notes; and

           WHEREAS, to induce the Purchasers to purchase the Securities, the Company and the Subsidiaries are entering into various agreements that will create perfected security interests in favor of the Purchasers of the Notes (the "Security Agreement," the "Intellectual Property Security Agreement," and the "Pledge Agreement," substantially in the forms attached hereto as Exhibits E, F, and G, respectively), and the Subsidiaries are to guaranty the Company's obligations (each, a "Subsidiary Guaranty Agreement" substantially in the form attached hereto as Exhibits H-1 through H-3) under this Agreement, the Notes and the Ancillary Agreements (as defined herein) (together with the Warrants, the Notes, the Interest Escrow Security Agreement, the Registration Rights Agreement, the Amended and Restated Warrants, the Funded Commitment Facility Escrow Agreement (substantially in the form attached hereto as Exhibit L), the Agreement with CoreStates Enterprise Fund substantially in the form attached hereto as Exhibit I (the "CoreStates Agreement"), the agreement by and among Akzo Nobel Pharma International, B.V., Organon Teknika Corporation, PerImmune Holdings, Inc., PerImmune Inc. and the Company, substantially in the form attached hereto as Exhibit J (the "Akzo Agreement"), the "Ancillary Agreements"); and

           WHEREAS, the Company has agreed to utilize the proceeds from the sale of the Notes in accordance with the provisions of Section 5.23;

           NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants and agreements, and other consideration contained and exchanged in this Agreement, and other consideration provided by the parties hereto, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:


                                    ARTICLE I

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

           Section 1.1 Definitions. For all purposes of this Agreement and the Ancillary Agreements, except as otherwise expressly provided or unless the context otherwise requires:

                     (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

                     (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

                     (c) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

           "Accountant" has the meaning specified in Section 5.12(c).

           "Adjusted Debt" shall mean, at any time, the consolidated Debt of the Company and its Subsidiaries minus the amount of consolidated cash and cash equivalents owned by the Company and its Subsidiaries that is not (i) at such time restricted or reserved for purposes other than the repayment or defeasance of Debt and (ii) within the ninety (90) days following such date, needed to pay the difference between (a) operating expenses and (b) operating revenues, to the extent that such operating expenses are not then included in the calculation of Debt.

           "Adjusted Debt to EBITDA Ratio" shall mean the Adjusted Debt of a Person as of the end of such Person's fiscal quarter divided by the product of
(i) such Person's EBITDA for the quarterly period ending on such date times (ii) four (4).

           "Affiliate" of any specified Person means (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, (ii) any spouse, child or parent of any Person described in clause (i) of this paragraph or any other relative of any Person described in clause (i) who has the same principal residence as such Person, and (iii) any trust for the sole benefit of any one or more Persons described in clause (ii) of this paragraph. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

           "Ancillary Agreements" has the meaning specified in the Preamble, as each of the same may be amended or supplemented from time to time in accordance with the terms thereof.

           "Approved McKenzie Successor" means the person elected by the Board of Directors, to be Mr. McKenzie's successor as Chief Executive Officer of the Company, and who shall have been approved by the Required Holders (as such term is defined in the Notes) within 180 days of such person's election.

           "Assets" shall mean with respect to any Person, all property owned by such person whether tangible, intangible, real, personal or fixtures.

           "Asset Sale Excess Proceeds" shall mean, with respect to all sales and other dispositions of assets during any fiscal year of the Company, the excess of (i) the aggregate Net Cash Proceeds of all such sales or other dispositions over (ii) $250,000.

           "Balance Sheet" has the meaning specified in Section 3.5.

           "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board, empowered to act on its behalf.

           "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are authorized or obligated by law or executive order to close.

           "By-laws" means the by-laws of the Company, as amended to the date hereof.

           "Capital Lease Obligation" of any Person means the obligations to pay rent or other amounts under a lease of (or other arrangement conveying the right to use) real or personal property of such Person which are required to be classified and accounted for as a capital lease on the face of a Balance Sheet of such Person, and, for the purposes of this Agreement and the Ancillary Agreements, the amount of such obligations shall be the capitalized amount thereof, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

           "Capital Stock" of any Person means any and all shares, interests, participations, rights or equivalents (however designated) of corporate stock of such Person.

           "Certificate of Incorporation" means the Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware, as amended to the date hereof.

           "Closing" has the meaning specified in Section 2.1.

           "Closing Date" has the meaning specified in Section 2.2.

           "Common Stock" has the meaning specified in Section 3.4.

           "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Agreement and the Ancillary Agreements and thereafter "Company" shall mean such successor Person.

           "Corporation" means a corporation, association, company, joint-stock company or business trust.

           "CoreStates Debt" means all obligations under that certain Secured Promissory Note of the Company (together with all "payment-in-kind" notes issued pursuant thereto) dated as of June 11, 1996 issued to CoreStates Enterprise Fund, a division of CoreStates Bank, N.A.

           "CoreStates Warrants" means that portion of the Series A-III Common Stock Warrant originally issued by the Company to CoreStates Enterprise Fund, a division of CoreStates Bank, N.A. representing the right to purchase 238,610 shares of Common Stock.

           "CoreStates Warrant Shares" has the meaning specified in the Preamble.

           "Debt" means (without duplication) with respect to any Person, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) every obligation of such Person issued or assumed as the deferred purchase price of property, every conditional sale obligation and every obligation under any title retention agreement (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue by more than 90 days or which are being contested in good faith) in each case if on terms permitting any portion of the purchase price to be paid beyond 90 days from the date of purchase, (iv) every Capital Lease Obligation of such Person,
(v) every obligation of such Person with respect to any Sale and Leaseback Transaction to which such Person is a party, (vi) the maximum fixed repurchase price of any Redeemable Stock, (vii) every obligation of such Person issued or contracted for as payment in consideration of (A) the purchase by such Person or an Affiliate of such Person of the Capital Stock or all or substantially all of the Assets of another Person or (B) a merger or consolidation to which such Person or an Affiliate of such Person was a party, (viii) every Guaranty of every obligation of the type referred to in clauses (i) through (vii) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or, otherwise (whether or not such items would appear on the Balance Sheet of such Person) and (ix) every obligation of the type referred to in clauses (i) through (viii) of other Persons secured by any Lien on any Asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such Assets or the amount of the obligation so secured. For purposes of this definition, "obligation" of any Person means any obligation of such Person (whether contingent or otherwise or whether recourse to all or a portion of such Person's property or assets) to pay principal, interest, penalties, reimbursement or indemnity amounts, fees or other amounts.

           "Default" has the meaning specified in Section 6(a) of the Notes.

           "Determination Date" has the meaning specified in paragraph (i) of the definition of the term "Fair Market Value".

           "Domestic Subsidiary" means any Subsidiary that is not a Foreign Subsidiary.

           "EBITDA" shall mean, with reference to any period, the consolidated operating income of the Company and its Subsidiaries, plus the amount of all depreciation and amortization deducted in determining the amount of such operating income, all as determined on a consolidated basis in accordance with GAAP.

           "Eligible Institution" means a commercial banking institution in the United States of America that has combined capital and surplus of not less than 500 million in U.S. dollars whose debt is rated "A" or higher or the equivalent rating according to Standard & Poor's Corporation ("S&P") or Moody's Investors Services, Inc. ("Moody's") at the time as of which any investment or rollover thereof is made.

           "Employee Benefit Plan" has the meaning specified in Section 3.19(b).

           "EMEA" means the European Medicines Evaluation Agency.

           "ERISA" has the meaning specified in Section 3.19(b).

           "Event of Default" has the meaning specified in Section 6(a) of the Notes.

           "Existing Securities" has the meaning specified in the Preamble.

           "Existing Warrant Shares" has the meaning specified in the Preamble.

           "Fair Market Value" means:

                               (i) in the case of any equity security of the Company, as of a specific date of determination (the "Determination Date"):

                                          (A) if the  Determination  Date is the
                      date on which any class of equity security of the Company is first sold to the public pursuant to a Public Offering, then the initial public offering price (before deducting commissions, discounts or expenses) at which such security is sold in such Public Offering;

                                          (B) if the Determination Date is a
                      date after the date on which any class of equity securities of the Company are first sold to the public pursuant to a Public Offering, then the price per security thereof, equal to the average of the last sale of such security on each of the ten (10) trading days (or such lesser number of days as shares shall have been listed or traded) prior to the Determination Date on the principal exchange on which such security may at the time be listed; or, if there shall have been no sales on such exchange on any such trading day, the average of the closing bid and asked price on such exchange on such trading day; or, if there is no such bid and asked price on any such bid trading day, on the next preceding date when such bid and asked price occurred; or, if no such equity security shall so be listed the average of the closing sales price as reported by NASDAQ at the end of each of the ten (10) trading days (or such lesser number of days as shares shall have been traded) prior to the Determination Date in the over-the-counter market; and

                                          (C) if the Determination Date is prior
                      to the date on which any class of equity securities is first sold to the public pursuant to a Public Offering (or the value of such equity securities is not otherwise determinable under clause (B) above), an amount as reasonably determined jointly by the Board of Directors of the Company and the holders representing a majority in interest of the securities of which the Fair Market Value is to be determined; provided, however, that if such parties are unable to reach agreement within a reasonable time, the Fair Market Value shall be determined, at the expense of the Company, in good faith by an investment banking firm that is nationally recognized in the United States selected jointly by the Board of Directors of the Company and the holders of a majority in interest of such securities or, if that selection cannot be made within fifteen (15) days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules; it being the intention of the parties that the value of an equity security of the Company shall constitute a pro rata portion of the Company's equity on a fully diluted basis, valuing the Company as a going concern and without discount in respect of a minority interest;

                               (ii) in the case of any equity securities of a Person other than the Company, an amount determined jointly by the Board of Directors of the Company and the Purchasers using the rules, to the extent applicable, set forth in paragraph (i) of this definition, and subject to the dispute resolution provisions contained in subsection (C) of said section (i);

                               (iii) in the case of any Assets, (the fair market value of which exceeds or could reasonably be expected to exceed $2,000,000 until the Company has consummated a Qualified Equity Transaction, as defined in the Interest Escrow Security Agreement and, thereafter, $5,000,000), an amount as reasonably determined in good faith by the Company's Board of Directors, at the expense of the Company, based upon a review of relevant factors and a written appraisal by an appraiser that (A) had at the time of such appraisal, and based its appraisal upon, a knowledge of the then-prevailing methods of valuing such Assets and the then-current valuations of assets similar to such Assets and (B) is selected by the Company and approved by the Required Holders, such approval not to be unreasonably withheld; and

                               (iv) in case of any other Assets, an amount as reasonably determined in good faith by the Company's Board of Directors upon a review of relevant factors.

           "FDA" means the United States Food and Drug Administration.

           "Foreign Subsidiary" means any Subsidiary or New Subsidiary (i) more than 80% of the sales, earnings or Assets (determined with respect to such Foreign Subsidiary on a consolidated basis) of which are or will be located or derived from operations outside of the United States of America or (ii) which is or will be a "controlled foreign corporation" within the meaning of Section 952 of the Internal Revenue Code.

           "Fully Diluted Shares" means, as of the date hereof: (i) that number of shares of the Company's Common Stock outstanding; plus (ii) that number of shares of Common Stock into which all other securities of the Company are convertible, exchangeable or exercisable (including, but not limited to convertible preferred stock, options, warrants and convertible indebtedness). For purposes of this Agreement, the parties agree that the number of Fully Diluted Shares is as of the date hereof 21,666,667, which number was based on the information set forth in Schedule 3.4 provided, however, that, the parties hereto acknowledge that this number has not been calculated in accordance with GAAP.

           "Funded Debt" shall mean, with respect to any Person, all Debt Incurred for borrowed money of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, more than one year from, or is directly or indirectly renewable or extendible at the option of the debtor to a date more than one year (including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year) from, the date of the creation thereof.

           "GAAP" means generally accepted accounting principles in effect in the United States at the time of application thereof, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a majority of the accounting profession, which are in effect from time to time.

           "Guaranty" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt; provided, however, that the Guaranty by any Person shall not include endorsements by such Person for collection or deposit, in either case in the ordinary course of business.

           "Guaranty Obligation" has the meaning specified in Section 11 of the Notes.

           "Holder" means a Purchaser of the Note or any Person to whom the Note is sold, assigned, conveyed or otherwise transferred.

           "Incur" means, with respect to any Debt, Lien or Guaranty of any Person, to create, issue, assume, guarantee, incur or otherwise become liable in respect of such Debt, Lien or Guaranty, as the case may be (and "Incurrence", "Incurred" and "Incurring" shall have meanings correlative to the foregoing), and "Incur" means, with respect to any Lien to create, incur, assume or suffer to exist such Lien on any Asset.

           "Intellectual Property" has the meaning specified in Section 3.13.

           "Interest Escrow Security Agreement" has the meaning specified in the Preamble, as it may be amended or supplemented from time to time in accordance with the terms thereof.

           "Interest Expense" shall mean, with respect to any Person, for any period, the sum, for such Person in accordance with GAAP, of (i) all interest that is paid, accrued or amortized as an expense during such period (including, without limitation, imputed interest under Capitalized Lease Obligations), plus without duplication (ii) all amounts paid, accrued or amortized as an expense during such period in respect of interest rate protection agreements, minus
(iii) all amounts received or accrued as income during such period in respect of interest rate protection agreements.

           "Investments" means all investments in other Persons in the form of loans or capital contributions, purchases or other acquisitions for consideration or evidences of indebtedness, or Capital Stock or other securities and all other items which are or would be classified as investments on a Balance Sheet prepared in accordance with GAAP.

           "Laws" shall mean, with respect to any Person, all federal, state, local and foreign laws, ordinances, rules, regulations (including, without limitation, rules and regulations of the FDA and the EMEA), codes, orders or zoning requirements and all judicial decisions and other interpretations thereof applicable to such Person.

           "Lien" means with respect to any Assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to Assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

           "McKenzie Policy" has the meaning specified in Section 5.10.

           "Net Cash Proceeds" shall mean the cash proceeds of any sale or other disposition of Assets (including cash proceeds subsequently received (as and when received) in respect of non-cash consideration initially received, all insurance settlements and condemnation awards and all reserves referred to in clause (ii) below, as and when such reserves are no longer required), minus (i) transaction expenses (including broker's fees or commissions, legal fees, accounting fees, investment banking fees and other professional fees, transfer and similar taxes and the Company's good faith estimate of income taxes payable and the actual amount of taxes paid in connection with the receipt of such cash proceeds), (ii) amounts provided as a reserve, in accordance with GAAP, including pursuant to any escrow arrangement, against any liabilities under any indemnification obligations associated with such sale or disposition, (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Debt which is secured by the Assets sold and is defeased or repaid with such proceeds and (iv) subject to any provisions of any Security Documents between a Subsidiary and Purchasers, such distributions required to be made to holders of interests in Subsidiaries that are not wholly owned by the Company or any of its Subsidiaries, in each case made pro rata in accordance with their interests in such Subsidiaries, provided, however, that with respect to the cash proceeds of any such sale or other disposition, if the Company shall have delivered an Officer's Certificate to Purchasers, at the time of the receipt thereof certifying in good faith that the Company has established a cash reserve for the reinvestment of such proceeds in productive Assets of a kind then used or useable in the business of the Company within nine months of receipt of such proceeds, such proceeds shall not constitute Net Cash Proceeds except to the extent not so used prior to the end of such nine-month period, at which time such proceeds shall be deemed to be Asset Sale Excess Proceeds.

           "New Subsidiary" has the meaning specified in Section 5.14.

           "Notes" has the meaning specified in the Preamble.

           "Officer's Certificate" shall mean a certificate signed in the name of the Company by a Responsible Officer of the Company, provided, however, that if such certificate relates to any Financial Statements, the financial condition or other financial information of the Company, such Responsible Officer shall be a senior executive officer responsible for managing the financial affairs of the Company or, in such officer's absence, the Chief Executive Officer, President or Chairman of the Company.

           "Outstanding", when used with respect to Notes, means, as of any date of determination, all Notes theretofore issued and delivered under this Agreement and the Ancillary Agreements, except:

                               (i) Notes theretofore cancelled by the Company or delivered to the Company for cancellation;

                               (ii) Notes for which payment in full has been made by the Company pursuant to the terms of the Notes; and

                               (iii) Notes which have been exchanged for other securities;

provided, however, that in determining whether the Purchasers of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor under the Notes or any Affiliate of the Company (other than any Purchaser) or of such other obligor shall be disregarded and deemed not to be Outstanding.

           "PBGC" has the meaning specified in Section 3.19(b).

           "Permitted Investments" shall mean:

                               (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within 180 days from the date of acquisition thereof.

                               (ii) investments in commercial paper maturing within 90 days from the date of acquisition thereof and having, at such date of acquisition, the highest rating obtainable from S&P or from Moody's.

                               (iii) investments in certificates of deposit, banker's acceptances and time deposits maturing within 90 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by any Eligible Institution.

                               (iv) shares of funds registered under the Investment Company Act of 1940, as amended, that have Assets of at least $100,000,000 and invest substantially all their Assets in obligations described in clauses (i) through (iii) above;

provided that any investment which, when made, constituted a Permitted Investment may continue to be held (but not reinvested) notwithstanding that such investment may thereafter cease to constitute a Permitted Investment.

           "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

           "Preferred Stock" has the meaning specified in Section 3.4.

           "Public Offering" means the consummation by the Company of the first offering of its equity securities to the public pursuant to a registration statement declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

           "Purchaser" means the Person listed as "Purchaser" on Schedule 2.1 hereto.

           "Receivables Facility" means a revolving line of credit that is secured by trade receivables of the Company and amounts outstanding under which shall not exceed 80% of the face amount of trade receivables of the Company that are not more than 60 days past due.

           "Redeemable Stock" means any equity security that by its terms or otherwise is or may be required to be redeemed prior to the Stated Maturity of the Notes, or is redeemable at the option of the Purchaser thereof at any time prior to the Stated Maturity of the Notes.

           "Registrable Securities" has the meaning specified in the Preamble.

           "Reportable Event" has the meaning specified in Section 5.12(d)(iii).

           "Responsible Officer" shall mean the duly elected Secretary, Chief Financial Officer, Chief Operating Officer, Chief Executive Officer, President or Chairman of the Company.

           "Restricted Payment" has the meaning specified in Section 5.7.

           "Required Holders" means that number of Holders of Notes constituting not less than 70% of the total amount due under the Outstanding Notes.

           "Sale and Leaseback Transaction" means an arrangement by a Person with any other Person, providing for the leasing from such other Person, on terms creating a Capital Lease obligation by such Person or any Subsidiary of such Person of any Asset of such Person or any Subsidiary of such Person which has been or is being sold or transferred by such Person or such Subsidiary to such other Person from whom funds have been or are to be advanced by such lender or investor on the security of such Asset.

           "Securities" has the meaning specified in the Preamble.

           "Security Documents" means the Security Agreement, the Intellectual Property Security Agreement, the Pledge Agreement, the Interest Escrow Security Agreement, the Funded Commitment Facility Escrow Agreement and the Subsidiary Guaranty.

           "Series A Preferred" has the meaning specified in Section 3.4.

           "Series A-1 Preferred" has the meaning specified in Section 3.4.

           "Series A-2 Preferred" has the meaning specified in Section 3.4.

           "Series A-3 Preferred" has the meaning specified in Section 3.4.

           "Series B-1 Preferred" has the meaning specified in Section 3.4.

           "Series B-2 Preferred" has the meaning specified in Section 3.4.

           "Stated Maturity", when used with respect to any Note or any installment of interest thereon, means August 25, 2003.

           "Statement No. 5" has the meaning specified in Section 3.6(b).

           "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company, or by the Company and one or more other Subsidiaries of the Company. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency. Unless otherwise specified, the term "Subsidiary" also includes Foreign Subsidiary and New Subsidiary.

           "Warrants" has the meaning specified in the Preamble.

           "Warrant Shares" has the meaning specified in the Preamble.

           Section 1.2 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, any computation required or permitted hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the Audited Financial Statements of the Company delivered pursuant to Section 6.16.


                                   ARTICLE II

                                 THE SECURITIES

           Section 2.1 Issuance, Sale and Delivery of the Securities. The Company hereby agrees to issue, sell and deliver to each Purchaser, and each Purchaser hereby agrees to purchase from the Company, at the closing (the "Closing"), a Guaranteed Senior Secured Primary Note and a Guaranteed Senior Secured Escrow Note, in each case, in the original principal amount set forth opposite its name in Section 1 on Schedule 2.1 hereto and a Warrant to purchase such number of Warrant Shares as set forth opposite its name in Section 2 on
Schedule 2.1 hereto. The Guaranteed Senior Secured Primary Note, the Guaranteed Senior Secured Escrow Note and the Warrants are referred to collectively hereinafter as the "Newly Issued Securities." In addition, the Company hereby agrees to deliver, at the Closing, the Amended and Restated Series A-II, Series A-III and Series A-V Warrants to the Purchasers as set forth in Section 3 on
Schedule 2.1 hereto.

           Section 2.2 Closing; Purchase Price; Purchase Price Allocation.

                     (a) The Closing shall take place at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, NY 10104, at 10:00 a.m., New York time, on the date hereof, or at such other place, date and time as may be otherwise mutually agreed in writing by the parties hereto. The date on which the Closing actually occurs is referred to herein as the "Closing Date."

                     (b) At the Closing, the Company shall issue and deliver to each Purchaser a Guaranteed Senior Secured Primary Note and a Guaranteed Senior Secured Escrow Note, in each case, in the original principal amount set forth opposite its name in Section 1 on Schedule 2.1 hereto and a Warrant to purchase such number of Warrant Shares as set forth opposite its name in Section 2 on
Schedule 2.1 hereto.

                     (c) At the Closing, and upon receipt of the Newly Issued Securities, the Purchasers shall deliver to the Company, marked as cancelled, the Existing Securities set forth opposite its name in Section 4 on Schedule 2.1 hereto as follows:

                               (i) the senior secured promissory note in the original principal amount of $4,700,000 issued by the Company to Northstar High Total Return Fund ("Northstar

           Return") on December 27, 1995 (the "Northstar Return Note"), due and payable on December 31, 2000;

                               (ii) the senior secured promissory note in the original principal amount of $4,000,000 issued by the Company to Northstar High Total Return Fund II ("Northstar Return II"), on April 1, 1998 (the "Northstar Return II Note"), due and payable on April 17, 1998, as amended on June 10, 1998 to extend the maturity date to July 10, 1998 and increase the principal amount to $5,000,000, as further amended on July 10, 1998 to extend the maturity date to July 31, 1998 and increase the principal amount to $6,000,000, and as further amended on July 31, 1998 to extend the maturity date to August 24, 1998;

                               (iii) the senior secured promissory note in the original principal amount of $4,000,000 issued by the Company to Northstar High Yield Fund ("Northstar High Yield"), on April 1, 1998 (the "Northstar High Yield Note"), due and payable on April 17, 1998, as amended on June 10, 1998 to extend the maturity date to July 10, 1998, as further amended on July 10, 1998 to extend the maturity date to July 31, 1998, and as further amended on July 31, 1998 to extend the maturity date to August 24, 1998;

                               (iv) The Series A-V Warrant to purchase 49,066 shares of the Company Common Stock, for an exercise price per share of $7.64, issued to Northstar Return II on April 1, 1998 (the "Northstar Return II Warrant");

                               (v) The Series A-V Warrant to purchase 49,066 shares of the Company Common Stock for an exercise price per share of $7.64, issued to Northstar High Yield on April 1, 1998 (the "North Star High Yield warrant");

                               (vi) The Series A-II Warrant to purchase initially, 94,010 shares of the Company Common Stock for an exercise price per share of $14.00 (subject to a two for one split of the Company Common Stock on December 31, 1997), issued to Northstar Return on December 27, 1995 (the "Northstar Return Warrant"); and

                               (vii) The Series A-2 Preferred Stock certificate evidencing the right to purchase 40,000 shares initially (subject to the issuance of additional dividend shares) of Series A-2 Preferred Stock issued by the Company to Northstar Return in March 1997.

                     (d) At the Closing, the Company shall deliver to the Purchasers a calculation setting forth in reasonable detail, the stipulated contribution value of the Northstar Return Note, the Northstar Return II Note, the Northstar High Yield Note and the Series A-2 Preferred Stock, as set forth in Section 2.2(c), the aggregate amount of which shall constitute the Company's allocation of that portion of the Purchase Price payable by the exchange of the Existing Securities for the Newly Issued Securities. Set forth in Schedule 2.2 is the Company's calculation of the cash portion of the purchase price paid by such Purchaser.

                     (e) At the Closing, as payment in full for the Newly Issued Securities and against delivery of such Newly Issued Securities, each Purchaser shall deliver, on the Closing

Date, the Existing Securities as listed opposite its name in Section 4 on
Schedule 2.1 hereto, for cancellation by the Company, and shall transfer the sum of $18,839,432 by wire transfer of immediately available funds to such account or accounts as the Company may direct in accordance with its letter of instruction. The Company and each Purchaser agree that $4,553,050 of the aggregate consideration for the Guaranteed Senior Secured Primary Notes and the Warrants shall for all purposes be allocated to the Warrants, and that the balance of such aggregate consideration shall be allocated to the Guaranteed Senior Secured Primary Notes.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                       OF THE COMPANY AND THE SUBSIDIARIES

           The Company represents and warrants, and each Subsidiary represents and warrants as to itself, to the Purchasers as of the Closing Date that:

           Section 3.1 Organization, Qualifications and Corporate Power. The Company and each Subsidiary is a corporation duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its respective incorporation, and the Company and each Subsidiary is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where the failure so to qualify will not have a material adverse effect on the business, operations, property or financial condition of the Company or such Subsidiary, as applicable. The Company and each Subsidiary has the power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, and the Company and each Subsidiary has the power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements to which it is a party, and the Company has the power and authority to issue, sell and deliver the Notes, the Warrants and the Amended and Restated Series A-II Warrants, Series A-III Warrants and Series A-V Warrants and to issue and deliver the Warrant Shares upon the exercise of the Warrants and the Amended and Restated Series A-II Warrants, Series A-III Warrants and Series A-V Warrants.

           Section 3.2 Authorization of Agreements, etc.

                     (a) The execution and delivery by the Company and each Subsidiary of this Agreement and the Ancillary Agreements to which it is a party and the performance by the Company and each Subsidiary of its respective obligations hereunder and thereunder, and with respect to the Company, the issuance, sale and delivery of the Notes and the Warrants, and the Amended and Restated Series A-II Warrants, Series A-III Warrants and Series A-V Warrants and the issuance, sale and delivery of the Warrant Shares upon the exercise of the Warrants, and the Amended and Restated Series A-II Warrants, Series A-III Warrants and Series A-V Warrants have been duly authorized by all requisite corporate action and will not violate any provision of Law, any order of any court or other agency of government (except that the issuance of the Warrant Shares may require filings under one or more state securities laws, all of which filings the Company hereby agrees will be made within the requisite time period), the Amended and Restated Certificate of Incorporation of the Company (as amended to date, the "Certificate of Incorporation") or the Certificate of Incorporation of the respective Subsidiary or the by-laws of the Company, as amended (the "By-laws") or the by-laws of the respective Subsidiary, or any provision of any indenture, agreement or other instrument to which the Company or such Subsidiary is a party or by which either the Company or such Subsidiary or any of its respective Assets is bound, or conflict with, result in a breach of, give rise to a right of termination under or constitute (whether with or without notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the Assets of the Company or such Subsidiary.

                     (b) The Warrants have been authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed under or through the Company or any of its Subsidiaries except as set forth in this Agreement. The Warrant Shares have been duly authorized and reserved for issuance upon exercise of the Warrants, and, when so issued, will be duly authorized, validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed under or through the Company or any of its Subsidiaries except as set forth in this Agreement. Neither the issuance, sale or delivery of the Warrants, nor the issuance or delivery of the Warrant Shares is subject to any preemptive right of stockholders of the Company or to any right of first refusal or other right in favor of any person.

           Section 3.3 Validity. This Agreement and each of the Ancillary Agreements have been duly executed and delivered by the Company and the Subsidiaries party thereto, as the case may be, and each of the Notes, the Warrants and the Amended and Restated Series A-II Warrants, Series A-III Warrants and Series A-V Warrants has been duly executed and delivered by the Company, and each of the foregoing constitutes the legal, valid and binding obligation of the Company or the respective Subsidiary, as applicable, enforceable in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and moratorium Laws and other similar Laws of general application affecting enforcement of creditors' rights generally and (b) the availability of equitable remedies including specific performance may be limited by equitable principles of general applicability (regardless of whether enforcement is sought in a proceeding in equity or at Law).
           Section 3.4 Authorized Capital Stock. The authorized Capital Stock of the Company consists of 25,000,000 shares of common stock, $.0001 par value ("Common Stock"), and 5,000,000 shares of preferred stock ("Preferred Stock"). As of March 30, 1998, 10,917,256 shares of Common Stock were issued and outstanding, all of which were validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof. The Company has authorized 730,000 shares of Series A Convertible Preferred Stock, $.0001 par value per share (the "Series A Preferred"). As of March 30, 1998, a total of 615,697 shares of Series A Preferred were issued and outstanding. The Company has authorized 850,000 shares of Series A-1 Convertible Preferred Stock, $.0001 par value per share (the "Series A-1 Preferred"). As of March 30, 1998, a total of 664,196 shares of Series A-1 Preferred were issued and outstanding. The Company has authorized 155,000 shares of Series A-2 Preferred Stock, $.0001 par value per share (the "Series A-2 Preferred"). As of March 30, 1998, a total of 45,482 shares of Series A-2 were issued and outstanding. The Company has authorized 200,000 shares of Series A-3 Convertible Preferred Stock, $.0001 par value per share (the "Series A-3 Preferred"). As of March 30, 1998, 150,881 shares of Series A-3 Preferred were issued and outstanding. The Company has authorized 100 shares of Series B-1 Convertible Preferred Stock, $.0001 par value per share (the "Series B-1 Preferred"). As of March 30, 1998, 100 shares of Series B-1 Preferred were outstanding. The Company has authorized 120 shares of Series B-2 Convertible Preferred Stock, $.0001 par value per share (the "Series B-2 Preferred"). As of March 30, 1998, 120 shares of Series B-2 Preferred were outstanding. The Warrants will be exercisable immediately upon issuance into an aggregate of 1,625,000 shares of Common Stock, representing 7.5% of the number of Fully Diluted Shares. As of the date hereof and except as otherwise provided in this Agreement or the Ancillary Agreements, the outstanding shares of Capital Stock of the Company are not subject to, nor were they issued in violation of, any preemptive rights of shareholders or any right of first refusal or other similar right in favor of any shareholder. As of the date hereof and except as otherwise provided in this Agreement or the Ancillary Agreements or Schedule 3.4 attached hereto (i) there has been no material change (defined as more than a five percent (5%) increase or decrease) in the number of shares of outstanding Common Stock or outstanding Preferred Stock of the Company since March 31, 1998, (ii) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase capital stock of the Company is authorized or outstanding, (iii) there is no commitment to issue any shares, warrants, options or other such rights or to distribute to holders of any capital stock of the Company, in respect thereof, any evidences of indebtedness or Assets, and
(iv) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any capital stock or pay any dividend or make any other distribution in respect thereof.

           Section 3.5 Financial Statements. The Company has furnished to the Purchasers the audited balance sheet of each of the Company and Holdings for the fiscal year ended December 31, 1997 and the related audited statements of income, stockholders' equity and cash flows of each of the Company and Holdings for the fiscal year ended December 31, 1997 (the "Audited Financial Statements"). The Company has furnished to the Purchasers the unaudited balance sheet of the Company for the quarter ended March 31, 1998 (the "Balance Sheet") and the related unaudited statements of income, stockholders' equity and cash flows of the Company for the quarter ended March 31, 1998 certified by a Responsible Officer of the Company (the "Most Recent Financial Statements"). All such financial statements have been prepared in accordance with GAAP and fairly present the financial position of the Company and Holdings as of December 31, 1997 and of the Company as of March 31, 1998, respectively, and the results of the Company's and Holdings' operations and cash flows as of December 31, 1997 and of the Company's operations and cash flows as of March 31, 1998, respectively. Except as set forth in Schedule 3.5 hereto, since the date of the Most Recent Financial Statements, (a) there has been no change in the Assets, liabilities or financial condition of the Company from that reflected in the Balance Sheet except for changes in the ordinary course of business which in the aggregate have not been materially adverse and (b) none of the business, financial condition, operations or Assets of the Company have been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against.

           Section 3.6 Absence of Undisclosed Liabilities and Charges. Except as set forth on Schedule 3.6 attached hereto, as of the date hereof, (a) neither the Company nor any Subsidiary had any liabilities of any nature (matured or unmatured, fixed or contingent) which were not provided for on the Balance Sheet, except for (i) liabilities which, individually and in the aggregate, were not material to the financial condition of the Company or such Subsidiary or
(ii) liabilities incurred in the ordinary course of the Company's or such Subsidiary business and not required to be so provided for under generally accepted accounting principles, and (b) all reserves established by the Company and set forth on the Balance Sheet were adequate in all material respects. There are no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 ("Statement No. 5") issued by the Financial Accounting Standards Board in March 1975) which are not adequately provided for on the Balance Sheet as required by Statement No. 5.

           Section 3.7 Events Subsequent to the Date of the Balance Sheet. Except as set forth in the attached Schedule 3.7 or as contemplated by this Agreement, since the date of the Balance Sheet, neither the Company nor any Subsidiary has (a) issued any stock, bond or other corporate security, (b) borrowed any amount or incurred or became subject to any liability (absolute, accrued or contingent), except current liabilities incurred and liabilities under contracts entered into in the ordinary course of business, (c) discharged or satisfied any Lien or encumbrance or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the Balance Sheet and current liabilities incurred since the date of the Balance Sheet in the ordinary course of business, (d) declared or made any payment or distribution to stockholders or purchased or redeemed any share of its Capital Stock or other security, (e) mortgaged, pledged or subjected to Lien any of its Assets, other than liens of current real property taxes not yet due and payable, (f) sold, assigned or transferred any of its tangible Assets except in the ordinary course of business, or canceled any Debt or claim, (g) sold, assigned, transferred or granted any exclusive license with respect to any material patent, trademark, trade name, service mark, copyright, trade secret or other intangible Asset other than in the ordinary course of business, (h) suffered any material loss of property or waived any right of substantial value,
(i) made any change in officer compensation except in the ordinary course of business and consistent with past practice, (j) made any material change in the manner of business or operations of the Company or any Subsidiary, (k) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby or (l) entered into any commitment (contingent or otherwise) to do any of the foregoing.

           Section 3.8 Litigation; Compliance with Law. There is no material (a) action, suit, claim, proceeding or investigation pending or, to the knowledge of the Company or the respective Subsidiary, threatened against or affecting the Company or the respective Subsidiary, at Law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (b) arbitration proceeding relating to the Company or the respective Subsidiary, pending under a collective bargaining agreement or otherwise or (c) governmental inquiry pending or to the knowledge of the Company or the respective Subsidiary, threatened against or affecting the Company or the respective Subsidiary, (including, without limitation, any inquiry as to the qualification of the Company or the respective Subsidiary, to hold or receive any license or permit). Neither the Company nor the respective Subsidiary has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business, financial condition, operations or Assets. Neither the Company nor the respective Subsidiary is in default with respect to any order, writ, injunction or decree known to or served upon the Company or the respective Subsidiary of any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no material action or suit by the Company or the respective Subsidiary pending or threatened against others. The Company and each Subsidiary has complied in all material respects with all Laws, applicable to its respective business, operations, Assets, products and services, and the Company or the respective Subsidiary has all necessary permits, licenses and other authorizations required to conduct its business as conducted and as proposed to be conducted, except where the failure to own or possess such permits, licenses or authorizations could not, either singly or in the aggregate, have a material adverse effect on the business, operations, Assets or financial condition of the Company or the respective Subsidiary.

           Section 3.9 Title to Properties. Except as disclosed in Schedule 3.9 hereof, the Company has good and marketable title to its Assets reflected on the Balance Sheet (other than Assets disposed of in the ordinary course of business since the date of the Balance Sheet), and all such Assets are free and clear of mortgages, pledges, security interests, Liens, charges, claims, restrictions and other encumbrances, except for Liens for current taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or materially impairing the use of the Asset subject thereto or impairing the operations or proposed operations of the Company.

           Section 3.10 Leasehold Interests. Each lease or agreement to which the Company or any Subsidiary is a party under which it is a lessee of any Asset, real or personal (a list of all such leases being attached hereto as Schedule 3.10), is a valid and subsisting agreement without any material Default of the Company or the respective Subsidiary thereunder and, to the knowledge of the Company or the respective Subsidiary, without any material default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a Default or Event of Default by the Company or the respective Subsidiary, under any such lease or agreement or, to the knowledge of the Company or the respective Subsidiary, by any other party thereto.

           Section 3.11 Taxes. Except as set forth on Schedule 3.11, the Company and each Subsidiary has filed or will file within the time prescribed by law (including extensions of time approved by the appropriate taxing authority) all tax returns, federal, state, county and local, required to be filed by it, and the Company or the respective Subsidiary has paid all taxes shown to be due by such returns and extensions as well as all other taxes, assessments and governmental charges which have become due or payable, including, without limitation, all taxes which the

Company or the respective Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties. All such taxes with respect to which the Company or the respective Subsidiary has become obligated have been paid and adequate reserves have been established for all taxes accrued but not yet payable. No deficiency assessment with respect to or proposed adjustment of the Company's or the respective Subsidiary's federal, state, county or local taxes is pending or, to the knowledge of the Company or the respective Subsidiary, threatened. There is no tax Lien in favor of any federal, state, county or local taxing authority, outstanding against the Assets, or business of the Company or the respective Subsidiary.

           Section 3.12 Other Agreements. Except as set forth in the attached
Schedule 3.12, neither the Company nor any Subsidiary is a party to or otherwise bound by any written or oral contract or instrument or other restriction which individually or in the aggregate could materially adversely affect the business, financial condition, operations or Assets of the Company or the respective Subsidiary. Except as set forth in the attached Schedule 3.12, or as a result of the transactions contemplated in this Agreement, or the Ancillary Agreements, neither the Company nor any Subsidiary is a party to or otherwise bound by any written or oral:

                     (a) distributor, dealer, manufacturer's representative or sales agency contract or agreement which is not terminable on less than ninety
(90) days' notice without cost or other liability to the Company or the respective Subsidiary;

                     (b) sales contract which entitles any customer to a rebate or right of set-off, to return any product to the Company or the respective Subsidiary after acceptance thereof or to delay the acceptance thereof, or which varies in any material respect from the Company's or the respective Subsidiary's standard form contracts;

                     (c) contract with any labor union (and, to the knowledge of the Company or the respective Subsidiary, no organizational effort is being made with respect to any of its employees);

                     (d) contract or other commitment with any supplier containing any provision permitting any party other than the Company or the respective Subsidiary to renegotiate the price or other terms, or containing any pay-back or other similar provision, upon the occurrence of a failure by the Company or the respective Subsidiary to meet its obligations under the contract when due or the occurrence of any other event;

                     (e) contract for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of its normal operating requirements;

                     (f) contract for the employment of any officer, employee or other person (whether of a legally binding nature or in the nature of informal understandings), on a full-time or consulting basis which is not terminable on notice without cost or other liability to the Company or the respective Subsidiary except normal severance arrangements and accrued vacation pay;

                     (g) agreement or indenture relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a lien or security interest on, any Asset of the Company or the respective Subsidiary;

                     (h) guaranty of any Obligation for borrowed money or otherwise;

                     (i) agreement, or group of related agreements with the same party or any group of affiliated parties, under which the Company or the respective Subsidiary has advanced or agreed to advance money or has agreed to lease any Asset as lessee or lessor;

                     (j) agreement or Obligation (contingent or otherwise) to issue, sell or otherwise distribute or to repurchase or otherwise acquire or retire any share of its Capital Stock or any of its other equity securities;

                     (k) assignment, license or other agreement with respect to any form of intangible Assets or Intellectual Property (as defined in Section 3.13) or the development or use thereof;

                     (l) agreement under which it has granted any person any registration rights;

                     (m) agreement under which it has limited or restricted its right to compete with any person in any respect; or

                     (n) other contract or group of related contracts with the same party involving more than $500,000 or continuing over a period of more than one (1) year from the date or dates thereof (including renewals or extensions optional with another party), which contract or group of contracts is not terminable by the Company or the respective Subsidiary without penalty upon notice of thirty (30) days or less, but excluding any contract or group of contracts with a customer of the Company or the respective Subsidiary for the sale, lease or rental of the Company's or the respective Subsidiary's products or services if such contract or group of contracts was entered into by the Company or the respective Subsidiary in the ordinary course of business.

Each of the contracts listed on Schedule 3.12 hereof is valid and enforceable. The Company or its respective Subsidiaries are not in Default nor has an Event of Default, or event that with the lapse of time or the giving of notice, or both, would constitute an Event of Default occurred or would result therefore (and, to the knowledge of the Company or the respective Subsidiaries, no other party thereto is in Default) under the material terms and conditions of any contract listed on Schedule 3.12 including, but not limited to (i) the Promissory Note dated August 2, 1996 by PerImmune to Organon Teknika Corporation ("Organon"), (ii) the Intellectual Property Security Agreement dated as of August 8, 1996, by and among Holdings, PerImmune, Akzo Nobel Pharmaceutical International, B.V. ("Akzo") and Organon, and (iii) the Intellectual Property Agreement dated August 2, 1996, by and among Holdings and Akzo, all as amended by Amendment No. 1 dated July 31, 1998 by Organon, Holdings and PerImmune.

           Section 3.13 Patents, Trademarks, etc. Set forth in Schedule 3.13 is a list and brief description of all patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names and copyrights, and all applications for such which are in the process of being prepared, owned by or registered in the name of the Company or any Subsidiary, or of which the Company or any Subsidiary is a licensor or licensee or in which the Company or any Subsidiary has any right, and in each case a brief description of the nature of such right. Except as set forth in Schedule 3.13, the Company or the respective Subsidiary owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulas, trade secrets and know-how (collectively, "Intellectual Property") necessary to the conduct of its respective business as conducted, and no claim is pending or, to the best knowledge of the Company or the respective Subsidiary, threatened to the effect that the operations of the Company or the respective Subsidiary infringe upon or conflict with the rights of any other Person with respect to any Intellectual Property, and to the best knowledge of the Company or the respective Subsidiary there is no basis for any such claim. No claim is pending or, to the best knowledge of the Company or the respective Subsidiary, threatened to the effect that any such Intellectual Property owned or licensed by the Company or the respective Subsidiary, or which the Company or the respective Subsidiary otherwise has the right to use, is invalid or unenforceable by the Company or the respective Subsidiary in any jurisdiction where it currently does or intends to exploit such Intellectual Property and to the best knowledge of the Company there is no basis for any such claim. To the best knowledge of the Company or the respective Subsidiary, all technical information developed by and belonging to the Company or the respective Subsidiary which has not been patented has been kept confidential. Except as set forth in Schedule 3.13, neither the Company nor the respective Subsidiary has granted or assigned to any other Person any right to manufacture or assemble any products or proposed products of the Company or the respective Subsidiary, other than to its affiliates, and to the knowledge of the Company or the respective Subsidiary no other person or entity has asserted any such right.

           Section 3.14 Loans and Advances. Except as set forth on Schedule 3.14, neither the Company nor any Subsidiary has any outstanding loans or advances to any Person and is not obligated to make any such loans or advances, except, in each case, for advances to employees of the Company or the respective Subsidiary in respect of reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for the Company or the respective Subsidiary.

           Section 3.15 Assumptions, Guaranties, etc. of Debt of Other Persons. Except as set forth on Schedule 3.15, neither the Company nor any Subsidiary has assumed, guaranteed, endorsed or otherwise become directly or contingently liable on any indebtedness of any other Person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in a debtor, or otherwise to assure a creditor against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business and guaranties by the Subsidiaries of the Obligations of the Company or another Subsidiary.

           Section 3.16 Significant Customers and Suppliers. Except as set forth on Schedule 3.16, (a) no customer which accounted for 5% or more of the Company's or any

Subsidiary's sales or revenues during the periods covered by the financial statements referred to in Section 3.5 or which has been comparably significant to the Company or the respective Subsidiary thereafter has terminated, materially reduced or threatened to terminate or materially reduce its purchases from the Company and (b) as of the date of this Agreement, there is no supplier that accounts for more than 5% of the Company's or its Subsidiaries' cost of goods sold during the periods covered by the Financial Statements in Section 3.5.

           Section 3.17 Governmental Approvals. Subject to the accuracy of the representations and warranties of the Purchasers set forth in Article IV hereof, no registration or filing with, or consent or approval of or other action by, any federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Company or any Subsidiary of this Agreement, or for the valid execution delivery and performance by the Company of the Notes or the Warrants, or the Amended and Restated Series A-II, Series A-III and Series A-V Warrants or the issuance, sale and delivery of the Warrant Shares upon exercise of the Warrants, or the Amended and Restated Series A-II, Series A-III and Series A-V Warrants other than filings pursuant to state securities laws in connection with the issuance and sale of the Warrants.

           Section 3.18 Insurance. Schedule 3.18 lists all insurance policies which the Company or any Subsidiary maintains with respect to its businesses, Assets and employees. Such policies are in full force and effect and neither the Company nor the respective Subsidiary has received a notice of termination from the insurance carriers. Such policies, with respect to their amounts and types of coverage, are adequate in the reasonable commercial judgment of the Company or the respective Subsidiary to insure against risks to which the Company or the respective Subsidiary and its respective businesses are subject. Since the date of the Balance Sheet, there has been no material adverse change in the Company's or any Subsidiary's relationship with its insurers or in the premiums payable pursuant to such policies.

           Section 3.19 Employment Relations.

                     (a) The Company and each Subsidiary is in material compliance with applicable Laws, respecting employment and employment practices, safety, terms and conditions of employment and wages and hours.

                     (b) Except as set forth in Schedule 3.19(b), neither the Company nor any Subsidiary maintains or contributes to any employee benefit plan ("Employee Benefit Plan") within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to ERISA but which is not in substantial compliance with ERISA, or which has incurred any material liability to the Pension Benefit Guaranty Company ("PBGC") in connection with any Employee Benefit Plan covering any employees of the Company or the respective Subsidiary or ceased operations at any facility or withdrawn from any such Plan in a manner which could subject it to material liability under Section 462(f), 4063 or 4064 of ERISA, and knows of no facts or circumstances which might give rise to any material liability of the Company or any Subsidiary to the PBGC under Title IV of ERISA.

           Section 3.20 Compensation of Key Employees. Schedule 3.20 sets forth the aggregate compensation (salaries, wages and bonuses) paid by the Company to its four most highly compensated employees for the 1997 fiscal year and the amount of such compensation scheduled to be paid to such employees for the 1998 fiscal year.

           Section 3.21 Environmental Compliance. The Company and each Subsidiary is in compliance with all applicable Laws relating to environmental matters in each jurisdiction where it is presently engaged in a material manufacturing business, except for such failures to comply which, in the aggregate, could reasonably be expected not to have a material adverse effect on the Company or the respective Subsidiary. Neither the Company nor any Subsidiary is subject to any liability under any such environmental Laws, that, in the aggregate for all such liabilities, could be reasonably expected to have a material adverse effect on the Company or the respective Subsidiary.

           Section 3.22 Projections. The projections delivered to the Purchasers by the Company on August 25, 1998, were prepared by the Company based upon its experience in the industry and based upon assumptions of fact and opinion which the Company believes to have been reasonable and accurate both at the time such projections were delivered and as of the date hereof.

           Section 3.23 Disclosure; Accuracy of Statements. Neither this Agreement nor any Schedule, Exhibit, Ancillary Agreement, statement, list, certificate or other document including the Registration Statement on Form S-1 filed by the Company on July 9, 1998 (the "Registration Statement") furnished to the Purchasers by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading in light of the circumstances under which they were made. There is no fact peculiar to the Company which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business operations, Assets, or the financial condition of the Company that has not been set forth in this Agreement or the Ancillary Agreements, or other documents (including the Registration Statement) furnished by the Company prior to the date hereof in connection with the transactions contemplated hereby.

           Section 3.24 Matters Relating to OncoVAX Products. The Company's Registration Statement contains an accurate description of the Company's OncoVAX cancer vaccine product as of the date of the Registration Statement and does not omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which they were made, and, to the best of the Company's knowledge, there have been no material adverse events respecting such product from the date of the filing of the Registration Statement through the date hereof.

           Section 3.25 Subsidiaries. Schedule 3.25 hereto lists all the Subsidiaries of the Company, all of which are wholly-owned by the Company.

           Section 3.26 Use of Proceeds. The Company acknowledges that the receipt of the proceeds from its sale of the Guaranteed Senior Secured Primary Notes and the Guaranteed

Senior Secured Escrow Notes constitutes a financial benefit to the Company and each of its wholly-owned subsidiaries, PerImmune Holdings, Inc., ("Holdings"), PerImmune, Inc. ("PerImmune") and Bartels, Inc. ("Bartels"), as described in
Section 5.23.

           Section 3.27 Location of Collateral.

The Company has no material amount of Collateral, as that term is defined in the Security Agreement and the Intellectual Property Security Agreement located, in the State of Massachusetts valued, in the aggregate at more than $5,000.


                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

           Each Purchaser represents and warrants to the Company, as to itself, as of the Closing Date that:

           Section 4.1 Purchase of Securities.

                     (a) It is an "accredited investor" within the meaning of Rule 501 under the Securities Act and was not organized for the specific purpose of acquiring the Notes or the Warrants.

                     (b) It has sufficient knowledge and experience in investing in companies in a similar stage of development to the Company and the Subsidiaries so as to be able to evaluate the risks and merits of its investment in the Company and the Subsidiaries and it is able financially to bear the risks thereof.

                     (c) It has had an opportunity to discuss the Company's and the Subsidiaries' business, management and financial condition with the Company's and the Subsidiaries' management.

                     (d) It is acquiring the Notes and the Warrants for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof.

                     (e) It understands that (i) the Notes, the Warrants and, upon exercise thereof, the Warrant Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof, (ii) the Notes, the Warrants and, upon exercise thereof, the Warrant Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Notes, the Warrants and, upon exercise thereof, the Warrant Shares will bear a legend to such effect and (iv) the Company will make a notation on its transfer books to such effect.

           Section 4.2 Authority. It has all requisite power and authority to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement on the Closing Date will constitute the legal, valid and binding obligations of the Purchaser, enforceable in accordance with their terms, except (a) to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization or other similar laws affecting the enforcement of creditors' rights generally and
(b) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceedings therefor may be brought.

           Section 4.3 Projections. It understands that any and all financial projections and other estimates delivered to it were based on the Company's experience in the industry and on assumptions of fact and opinion which the Company believes to have been, and to be, as of the date hereof, reasonable. It understands that the Company cannot and does not assure or guarantee the attainment of such projections or other estimates.

           Section 4.4 Risk Factors. It understands that the Notes and the Warrants are subject to certain risk factors and has fully and independently evaluated to its satisfaction each risk factor prior to making a decision to invest in the Notes and Warrants (and, upon exercise of the Warrants, the Warrant Shares).


                                    ARTICLE V

                                    COVENANTS

           Section 5.1 Payment of Principal, Premium and Interest. The Company will duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Agreement.

           Section 5.2 Money for Note Payments to be Held in Trust. The Company will, on or before each due date of the principal of (and premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided.

           Section 5.3 Existence. Neither the Company nor any of its Subsidiaries shall engage in any business which is materially different from the business now conducted by the Company and its Subsidiaries as of the date hereof and as described in the Registration Statement. The Company shall preserve and keep in full force and effect the respective existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise of the Company or any Subsidiary if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or such Subsidiary and that the loss thereof is not disadvantageous in any material respect to the Purchasers. The Company will satisfy all material contractual obligations to which the Company or any of its Subsidiaries is a party or by which it or any of its or their Assets are bound and comply in all material respects with all requirements of law applicable or binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries or any of its or their respective Assets are subject.

           Section 5.4 Maintenance of Assets. The Company will cause all Assets, licenses, rights and franchises and those of its Subsidiaries used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, or in the case of licenses, rights and franchises, cause to be preserved, renewed and maintained in full force and effect, all as required by Law and all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such Assets if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Purchasers.

           Section 5.5 Payment of Taxes and Other Claims; Comply with Material Obligations. The Company will pay or discharge or cause to be paid or discharge, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or Assets of the Company or any Subsidiary, (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the Assets of the Company or any Subsidiary and (c) all obligations of whatever nature material to the Company and its Subsidiaries, taken as a whole, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Subsidiaries, as the case may be. The Company will comply with, and cause each Subsidiary of the Company to comply with, all material obligations under leases, contracts and other agreements, and all applicable Laws, (including, without limitation, any of same (hereinafter "Environmental Laws") regulating, relating to or imposing liability or standards of conduct concerning pollution or the protection of the environment, as may now or hereafter be in effect), except to the extent the failure to comply therewith could not, in the aggregate, reasonably be expected to have a material adverse effect on the business operations, Assets or financial condition of the Company and its Subsidiaries, taken as a whole.

           Section 5.6 Financial Covenants. The Company shall comply with the following financial covenants:

                     (a) Adjusted Debt to EBITDA Ratio. The Company shall not permit the Adjusted Debt to annualized EBITDA Ratio as of the last day of each March, June, September and December during each period specified below to be greater than the ratio set forth opposite such period:

                    Date                                               Ratio
                    ----                                               -----
On or after 1/l/2001 but before 1/l/2001                                9:1

On or after 1/l/2001 but before 1/l/2002                                4:5
After 1/l/2002                                                          2:1

           If the Adjusted Debt to EBITDA Ratio as of a measuring date is greater than the ratio set forth above for such date, the Company may, on or prior to forty-five (45) days after such measuring date (or, if earlier, the date on which such Financial Statements are required to be delivered pursuant to
Section 5.12) including the Balance Sheet as of such date, cure such Default either by increasing the consolidated amount of cash and cash equivalents owned by the Company and its Subsidiaries or by making payments to reduce the consolidated Debt of the Company and its Subsidiaries, and the Adjusted Debt to EBITDA Ratio shall be recalculated as of such original measuring date, but giving retroactive effect to such additional cash or cash equivalents or such reduction in consolidated Debt of the Company and its Subsidiaries.

                     (b) Minimum Tangible Net Worth Levels. The Company shall maintain minimum Tangible Net Worth for each quarter as follows;

                                                            Minimum Tangible Net
               Date                                             Worth Amount
               ----                                         --------------------
On or after 1/l/2000 but before 1/l/2001                         $20,000,000
After 1/l/2001                                                   $30,000,000

provided that the Company may include 75% of GAAP book value of its patents and 25% of GAAP book value of its tradenames and trademarks in such calculations.

                     (c) EBITDA to Interest Expense Ratio. The Company shall not permit the ratio of EBITDA to Interest Expense as of the last day of each March, June, September and December during each period specified below to be greater than the ratio set forth opposite such period:


           Date                                                        Ratio
           ----                                                        -----
On or after 1/1/2000 but before 1/l/2001                                2:1
On or after 1/l/2001 but before 1/l/2002                                4:1

                     (d) Investment of Proceeds of Guaranteed Senior Secured Escrow Notes. The proceeds of the issuance of the Guaranteed Senior Secured Escrow Notes shall be deposited into the Company's account number 20-10-340-4128260 in accordance with the terms of the Funded Commitment Facility Escrow Agreement. Unless otherwise utilized by the Company in its operations, such proceeds shall be invested as set forth in the Funded Commitment Facility Escrow Agreement. If a Default, an Event of Default or any event that with the lapse of time or the giving of notice, or both, would constitute an Event of Default shall occur and be continuing, or would result therefrom, the Company shall not withdraw any funds from the Escrow Account (as defined in the Funded Commitment Facility Escrow Agreement), which funds shall be held thereafter in constructive trust by the Company, as trustee for the benefit of the Holders who shall be entitled to disbursement of such funds in accordance with Section 6(b)(v) of the Notes.

           Section 5.7 Limitation on Restricted Payments. The Company (a) shall not declare or pay any dividend or make any distribution in respect of any class of its Capital Stock or to the holders of any class of its Capital Stock (other than dividends or distributions payable solely in shares of its Capital Stock or in options, warrants or other rights to acquire its Capital Stock), (b) shall not, and will not permit any Subsidiary to, purchase, redeem or otherwise acquire or retire for value (i) any Capital Stock of the Company or (ii) any options, warrants or rights to purchase or acquire shares of Capital Stock, (c) shall not make, or permit any Subsidiary to make, any loan, advance, capital contribution to or investment in, or payment on a guarantee of any obligation of, any Person, other than a wholly-owned Subsidiary, (d) shall not, and shall not permit any Subsidiary to redeem, release, repurchase, retire or otherwise acquire or retire for value prior to any scheduled maturity, repayment or sinking fund payment, Debt of the Company which is subordinate in right of payment to the Notes, and (e) shall not, and shall not permit any Subsidiary to make any Investments other than Permitted Investments (the transactions described in clauses (a) through (e) being referred to herein as "Restricted Payments").

           Notwithstanding the foregoing provision, if, at the time thereof no Default, Event of Default or an event that with the lapse of time or the giving of notice, or both, would constitute an Event of Default shall have occurred and is continuing, or would result therefrom the Company may make the following Restricted Payments:

                     (a) the redemption or purchase of Capital Stock of the Company held by an employee or former employee of the Company or its Subsidiaries who has forfeited the right to own such Capital Stock in accordance with the terms of an agreement between the Company and such employee entered into at the time of issuance of such Capital Stock (including pursuant to an option), in an amount not to exceed $500,000 per employee or $1,000,000 for all employees, in the aggregate, per annum; or

                     (b) an investment by the Company or any Subsidiary in any Foreign Subsidiaries; or

                     (c) an investment by the Company or any Subsidiary in any Subsidiary.

Nothing in this Section 5.7 shall be construed to prohibit a merger of the Company or any Subsidiary in accordance with Section 5.17.

           Section 5.8 Limitation on Certain Restrictions Affecting any Subsidiary. The Company will not, and will not permit any Subsidiary to, create or otherwise suffer to become effective or exist any consensual encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends, directly or indirectly, or make any other distributions on its Capital Stock or pay any Debt or any other obligation owed to the Company or any Subsidiary, (b) make loans or advances to the Company or any Subsidiary, or (c) transfer any of its Assets to the Company or any Subsidiary, provided, however, that this Section shall not restrict or prohibit any restriction existing under this Agreement or under agreements in effect at the date of execution of this Agreement.

           Section 5.9 Limitation on Liens. The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its Assets or revenues, whether now owned or hereafter acquired except for:

                     (a) Liens on Assets existing at the time of acquisition thereof, provided the principal amount of the Debt secured by such Lien does not exceed 100% of the Fair Market Value of the Assets acquired at the time it was acquired;

                     (b) Liens on Assets of a corporation existing at the time such corporation becomes a Subsidiary or is merged into or consolidated with the Company or any Subsidiary, provided such Liens were not created within 180 days prior thereto;

                     (c) Liens on Assets of the Company or any Subsidiary resulting from Debt secured by the bond issued or to be issued by the Washington Economic Development Finance Authority in the aggregate principal amount of $1,500,000;

                     (d) Liens to secure Debt Incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the Assets subject to such Liens, so long as such Liens are incurred prior to or within 180 days after such Assets is acquired or such construction or improvement is completed;

                     (e) any extension, renewal or refinancing (or successive extensions, renewals or refinancings), in whole or in part, of any Lien referred to in the foregoing clauses (a) through (d) and Liens existing as of the date of this Agreement, so long as in each case such extension, renewal or refinancing does not extend to any other Assets and the Debt so secured is not increased;

                     (f) any Lien securing Debt owing by the Company to one or more wholly owned Subsidiaries, but only if such Debt cannot be transferred by such Subsidiaries;

                     (g) any Lien securing the Receivable Facility; and

                     (h) Liens created by the Security Documents.

           Section 5.10 Maintenance of Insurance. The Company will at all times obtain and maintain (or cause to be obtained and maintained) for itself and each of its Subsidiaries insurance policies for all of their Assets which are of an insurable nature insured against loss or damage with insurers believed by the Company to be responsible (but in no event, with insurers having a claims paying ability of less than "A" or better by S&P's or Moody's), ("Insurance Carriers") to the extent that Assets of similar character is usually so insured by corporations similarly situated and owning like properties in accordance with good business practice, provided, however, that the Company shall maintain at least (a) business interruption insurance covering all locations, and (b) "all risk" and general public liability insurance against loss, damage or claims of the kind that, in the reasonable good faith opinion of the Company, is adequate and appropriate for the conduct of the business of the Company and, its Subsidiaries, all of which insurance shall be in such amounts, with such deductibles and amounts of self-insurance and by such methods as shall be customary for entities similarly situated in its industry. Where applicable, each such insurance policy shall name the Holders of the Notes as additional insureds, beneficiaries, assignees and loan payees. The Company will, and will cause its Subsidiaries to, use the proceeds from any such insurance policy to repair, replace or otherwise restore the Assets to which such proceeds relate. The Company may elect not to make such repair, replacement or restoration if the Board of Directors, in its reasonable discretion, determines that such repair, replacement or restoration is not in the best interests of the Company. Within sixty (60) days of the date hereof, the Company shall obtain and the Company shall thereafter, maintain one or more life insurance policies (the "McKenzie Policies") on the life of Simon McKenzie from one or more Insurance Carriers selected by the Company in an aggregate face amount of at least $5,000,000. Each McKenzie Policy shall provide that such insurance cannot be terminated unless thirty (30) days' advance notice has been provided to the Purchasers of the Notes, during which time such Purchasers shall have the right to pay any premium due, and shall be promptly reimbursed by the Company for any amounts so paid. Each McKenzie Policy shall be for a minimum of a five year term, and premiums in respect of the first three years of the term shall have been prepaid as of the date on which the first premium is due. The Purchasers shall be named as a co-owners and beneficiaries of the McKenzie Policies, and the Company shall assign, in form and substance satisfactory to the Purchasers their ownership interest to the Purchasers with the consent and acknowledgment of the Insurance Carrier thereof, free and clear of any Lien or encumbrance (other than any Lien or encumbrance created pursuant to the Security Documents), to be applied as follows: (i) first for the benefit of the Purchasers of Notes, to the extent of the aggregate outstanding principal balance of the Outstanding Notes plus accrued but unpaid interest thereon, and any other amounts due under any of the Ancillary Agreements and then (ii) for the benefit of the Company. Upon the indefeasible payment in full of the Notes, the Purchasers shall re-assign each McKenzie Policy to the Company.

           Section 5.11 Waiver of Stay, Extension and Usury Laws. The Company and Subsidiaries covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury Law or other Law which would prohibit or forgive the Company or such Subsidiary from paying all or any portion of the principal and/or interest on the Notes wherever such Law is or may be enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement and the Notes; and the Company and each of the Subsidiaries (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such Law, and covenant that they will not, by resort to any such Law, hinder, delay or impede the execution of any power herein granted to the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

           Section 5.12 Financial Statements; Other Information. The Company will deliver in duplicate to Northstar Return, which agrees to accept, on behalf of each Purchaser:

                     (a) if the Company is not subject to the requirements of
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as soon as practicable and in any event within 30 days after the end of each month commencing with the month of September 1998, internally prepared consolidated statements of income, stockholders' equity, and cash flows of the Company and its Subsidiaries for such month, and a consolidated Balance Sheet of the Company any and its Subsidiaries as at the end of such month, together with a summary of significant facts and developments occurring within such month of which it is aware affecting its and/or their operations, financial condition or prospects;

                     (b) as soon as practicable and in any event within 45 days after the end of each of the first three quarterly periods in each fiscal year if the Company is subject to the requirements of Section 13 or 15(d) of the Exchange Act, and, if the Company is not subject to such requirements, after the end of each quarterly period in each fiscal year, internally prepared consolidated statements of income, stockholders' equity, and cash flows of the Company and its Subsidiaries for the quarterly period and for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated Balance Sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding periods in the preceding fiscal year, all in reasonable detail and satisfactory in form to the Purchasers, certified by a Responsible Officer as having been prepared in accordance with GAAP and as fairly presenting the consolidated financial condition and consolidated results of operations of the Company and its Subsidiaries (subject to normal year-end audit adjustments and the absence of footnotes); provided, however, that delivery within the aforesaid 45-day period, pursuant to subsection (d)(i) below, of copies of the Quarterly Report on Form 10-Q of the Company for such quarterly period filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this subsection (b) with respect to the consolidated financial statements;

                     (c) as soon as practicable and in any event within 90 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows and a consolidated statement of stockholders' equity of the Company and its Subsidiaries for such year, and a consolidating and consolidated Balance Sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form the corresponding consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in form to the Purchasers and, as to the consolidated statements, a report by independent public accountants of recognized national standing (an "Accountant") selected by the Company whose report shall be without limitation as to the scope of the audit, and satisfactory in substance to the Purchasers along with an opinion of such Accountant to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP without any going-concern or other qualification expressed in such opinion; provided, however, that delivery within the aforesaid 90-day period, pursuant to subsection (d)(i) below, of copies of the Annual Report Form 10-K of the Company for such fiscal year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (c) with respect to consolidated financial statements.

                     (d) The Company will also deliver:

                               (i) from and after the date the Company becomes subject to the requirements of Section 13 or 15(d) of the Exchange Act, promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its stockholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

                               (ii) promptly upon receipt thereof, a copy of each other report submitted to the Company or any Subsidiary by its Accountant in connection with any annual, interim or special audit made by such Accountant of the books of the Company or any Subsidiary;

                               (iii) as soon as practicable and in any event within 10 days after obtaining knowledge of (A) any Person giving any written notice to the Company or any of its Subsidiaries with respect to a claimed Default, or event or condition which would result in the acceleration of Debt in an amount in excess of $1,000,000, (B) the institution of any litigation or other proceeding involving claims against the Company or any of its Subsidiaries equal to or greater than $1,000,000 or any adverse determination in any proceeding against the Company equal or greater than $1,000,000 with respect to a single cause of action, (C) any of the events set forth in Section 4043(b) of ERISA (a "Reportable Event"), or (D) any regulatory proceeding directly involving the Company or any Subsidiary which, in the opinion of the Company, would, if adversely determined, have a material adverse effect on the Company and its Subsidiaries taken as a whole, an officer's certificate specifying the nature and period of existence of any such condition or event, specifying the notice given or action taken by such Person and the nature of any such claimed Default, event or condition, and specifying the details of such proceeding, litigation or dispute and what action the Company or any of its Subsidiaries has taken, is taking or proposes to take with respect thereto; provided, however, that, with respect to any event set forth in (A) and (B) above, if the amount involves does not exceed $3,500,000 the Company shall have 30 days to notify the Holders after obtaining knowledge thereof;

                               (iv) promptly after the occurrence thereof (A) a summary of any material dispute between the Company and its Accountant and (B) a decision by the Company to change its Accountant;

                               (v) with reasonable promptness after request from any Holder, such information respecting the condition or operations, financial or otherwise, of the Company or any of its Subsidiaries as such Purchaser may reasonably request;

                               (vi) promptly after the filing or receiving thereof, copies of all reports and notices which the Company or any Subsidiary files under ERISA with the Internal

           Revenue Service or the PBGC or the U.S. Department of Labor or which the Company or any Subsidiary received from such corporation;

                               (vii) within forty-five (45) days after each of March 31, June 30 and September 30, 2000, a certificate of a Responsible Officer certifying whether the Company is in compliance with Section 1(f) of the Note and setting forth in reasonable detail the information required for the calculations thereof;

                               (viii) within five (5) business days prior to the closing of any proposed sale (public or private) by the Company of its debt or equity securities, a report from a Responsible Officer setting forth in reasonable detail the amount of securities proposed for sale; the proceeds expected to be received by the Company therefrom; and the proposed date for receipt of the funds by the Company;

                               (ix) within 45 days after the end of each quarterly period in each fiscal year, the Company will deliver to the Purchasers an Officer's Certificate certified by a Responsible Officer (with such financial information with computations in reasonable detail) to demonstrate compliance by the Company and its Subsidiaries with the financial covenants set forth in Section 5.6 and any computations required by the Notes and stating that there exists no Event of Default or Default, or an event that with the lapse of time or the giving of notice, or both, could constitute an Event of Default or, if any Event of Default or Default or an event that with the lapse of time or the giving of notice, or both, could constitute an Event of Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto;

                               (x) promptly after the occurrence of a Change of Control or the cessation of employment for any reason of Simon R. McKenzie as the Company' Chief Executive Officer for a period of thirty (30) days (the "McKenzie Termination"), a summary of the event(s) constituting the Change of Control or McKenzie Termination and the date of such occurrence;

                               (xi) The Company will, upon the request of the Holder of any Note, provide such Holder, and any qualified institutional buyer or accredited investor designated by such Holder, such financial and other information as such Holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5.12(d)(xi), the term "qualified institutional buyer" and "accredited investor" shall have the meanings specified in Rule 144A and Rule 501 of Regulation D, respectively, under the Securities Act; and

                               (xii) Along with the quarterly Financial
           Statements delivered pursuant to Section 5.12(b) hereof when they are due (A) a report analyzing changes in the Company's gross revenues and in its net revenues in such fiscal quarter compared to the comparable quarter in the prior fiscal year, and (B) when and to the extent practicable, a report of the number of people treated and the quantity of doses of all therapeutic products sold in such fiscal quarter, provided however, that the gross revenue and net revenue data required hereunder need not be compared to the prior fiscal year for the first four quarterly reports under this clause, and provided, further, that the obligation to provide information pursuant to (B) above, shall not commence until the earlier to occur of (I) January 1, 2000, (II) FDA approval for commercial use by the Company of OncoVAX cancer vaccine or HumaSPECT or HumaRAD (as those products are described in the Registration Statement), or (III) the approval of a Marketing Authorization Application (as defined in the Registration Statement) or a reimbursement agreement for the commercial use by the Company of OncoVAX cancer vaccine or HumaSPECT or HumaRAD (as those products are described in the Registration Statement) by a member country of the European Union or the United Kingdom.

           Section 5.13 Inspection and Delivery of Property; Books and Records; Discussions. The Company hereby agrees that, so long as any Obligations under this Agreement or any Ancillary Agreements are Outstanding, the Company shall provide, and shall cause each of its Subsidiaries to provide, within ten (10) days after request therefore, in writing, such business, financial and other information as the Holders may from time to time reasonably request. The Company also agrees that it shall keep proper books of records and accounts in which full, true and correct entries in conformity with GAAP and all requirements of Law shall be made of all dealings and transactions in relation to its business and activities, and permit representatives of the Holders to visit and inspect any of its properties and examine and make abstracts from any of its books and corporate, financial and other records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, Assets and financial and other condition of the Company with officers and employees of the Company and with its Accountants; provided that the Holders shall bear their own expenses if any such inspection, examination or discussion occurs at a time when no Default or Event of Default shall have occurred and be continuing.

           Section 5.14 Further Security Interest. In the event that the Company or any Subsidiary of the Company at any time or from time to time after the date hereof shall form or acquire any Subsidiary (a "New Subsidiary") as may be permitted hereby, (a) the Company or, as the case may be, such Subsidiary, as beneficial owner of the capital stock of the New Subsidiary, shall promptly execute and deliver to the Holders of the Notes a supplemental agreement pursuant to which the Company or such Subsidiary will pledge shares of Capital Stock or other equity interests to the Holders of the Notes, pursuant to which supplemental agreement 100% of the issued and outstanding shares of Capital Stock or other equity interests in or of the New Subsidiary held beneficially by the Company or such Subsidiary, as the case may be, shall be pledged under and in accordance with such supplemental agreement, (b) the Company or such Subsidiary, as the case may be, shall promptly take all actions necessary and appropriate to perfect the Liens of such pledge (including without limitation, the delivery of stock or other certificates evidencing the shares of Capital Stock or other equity interest so pledged (if, any), accompanied by duly executed and undated stock powers in blank) and (c) the Company and such Subsidiary shall promptly deliver to the Holders of the Notes such legal opinions respecting such supplemental agreement, and the pledge granted thereby, as the Holders of the Notes shall reasonably request.

           The Company or, as the case may be, any of its Subsidiaries as the record or beneficial owners of the Capital Stock of any New Subsidiary shall promptly cause such New Subsidiary to become a party to the Security Documents and such New Subsidiary shall promptly take all actions necessary and appropriate to perfect the Liens of such Security Interests as are granted by such Security Documents which such New Subsidiary shall have entered into as aforesaid (including, without limitation, the delivery to the Holders of the Notes of financing statements, executed by such New Subsidiary), and otherwise in form and substance appropriate for filing in all appropriate jurisdictions) and such New Subsidiary shall promptly deliver to the Holders of the Notes such legal opinions in form and substance respecting such Security Documents and the Security Interests granted thereby as the Holders of the Notes shall reasonably request. The Company, or as the case may be, any of its Subsidiaries as the record or beneficial owners of the capital stock of any New Subsidiary shall promptly cause such New Subsidiary to become a party to a Guaranty Agreement substantially in the form of Exhibits H-1 through H-3 attached hereto and such New Subsidiary shall promptly take all actions necessary and appropriate to guaranty the obligations of the Company and its Subsidiaries hereunder.

           Section 5.15 Further Assurances.

                     (a) The Company, at its own cost and expense, will cause to be promptly duly taken, executed, acknowledged and delivered all such further acts, documents and issuances as the Holders of the Notes may from time to time reasonably request in order to more effectively carry out the intent and purposes of this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby. In furtherance, but not in limitation of the foregoing, the Company agrees to deliver and to cause its Subsidiaries to deliver all further instruments and documents that may be necessary or desirable in order to grant, confirm, protect and perfect first and prior Liens in any real or personal property which is at such time Collateral or which was intended to be Collateral pursuant to the Security Documents.

                     (b) The Company further agrees to take all actions requested by the Holders of the Notes to name the Holders of the Notes as the beneficiaries of the McKenzie Policy delivered on the Closing Date, or as co-owners, assignees or additional insureds, as applicable.

                     (c) The Company further agrees, at its own cost and expense, to take all actions necessary to (i) file for patent protection in any and all jurisdictions in which the Company intends to operate its business with respect to patents reasonably expected to generate, directly, or indirectly (through product sales or licensing of products related to such patents), more than 10% of the Company's annual revenues in such jurisdiction (the "Material Patents"); (ii) cause the Holders' Security Interests in the Company's existing or future Material Patents to be perfected, protected and maintained as a first priority security interest (except with respect to certain Collateral in which Akzo Nobel Pharma International, B.V., as Collateral Agent under the Intellectual Property Security Agreement dated August 8, 1996 (the "Collateral Agent") has a first priority security interest (the "Akzo Security Interest Collateral") and with respect to the

Akzo Security Interest Collateral, a second priority perfected security interest until such time as payment in full of the Debt underlying the Akzo Security Interest Collateral has been made and at such time, a first priority perfected security interest in the Akzo Security Interest Collateral) to the fullest extent permitted by the laws of the jurisdiction in which the Company is operating its business utilizing Material Patents; and (iii) to comply with the obligations of Section 5.26 to assure that the patents and patent applications set forth on Schedule 5.26 have been assigned and transferred into the name of Holdings in the United States, the Netherlands, Belgium and the United Kingdom and to cause the Holders' Security Interests in such patents to be perfected, protected and maintained in such jurisdictions as a second priority Security Interest (until such time as the Debt underlying the Akzo Security Interest Collateral shall have been repaid and in such case, as a first priority perfected security interest).

                     (d) The Company further agrees to make prompt payment of all fees, costs and expenses of the Holders and their counsel arising out of the transactions contemplated hereby which have not been paid in full at the Closing.

           Section 5.16 Limitation on Debt. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Debt, except:

                     (a) Debt of the Company in respect of the Notes.

                     (b) Debt of the Company to any Subsidiary of the Company that has executed and delivered Security Documents and of any such Subsidiary to the Company or any other such Subsidiary.

                     (c) Debt outstanding as of June 30, 1998 as set forth on
Schedule 5.16 hereto and any amendments or modifications thereof (but excluding any increase in the principal amount or interest on such Debt).

                     (d) Debt of the Company or any of its Subsidiaries that was incurred by such Person on customary commercial trade terms to vendors, suppliers or other Persons providing services for use by such Person in the ordinary course of its business, unless and until such Debt is outstanding more than 60 days past the original due date therefor.

                     (e) Debt of the Company or any of its Subsidiaries for any deposit received by the Company or such Subsidiary from any customer or client for services to be performed or goods sold by the Company or such Subsidiary, unless the Company or such Subsidiary for any reason becomes obligated to refund such deposit and the reimbursement obligation has been outstanding for more than 60 days from the date such reimbursement obligation occurred.

                     (f) So long as (i) no Default or Event of Default or event that with the lapse of time or the giving of notice, or both, would constitute an Event of Default, then exists or is continuing or would result therefrom and
(ii) no Default or Event of Default or event that with the lapse of time or the giving of notice, or both, would constitute an Event of Default, would exist after giving pro forma effect to the Debt to be incurred (including, without limitation, Defaults or Events of Default or under Section 5.6).

                                 (A) Debt outstanding under the Company's
                      Receivables Facility;

                                 (B) Unsecured Debt of the Company and its
                      Subsidiaries which, by its terms, is made expressly subordinate to the Debt of the Company under the Notes, provided that the Company may incur unsecured Debt which is subordinate to the Debt of the Notes without regard to any Default, Event of Default or event that with the lapse of time or the giving of notice, or both, would constitute an Event of Default, under Section 5.6, in an amount equal to the difference between $11,000,000 and the amount of the Notes that have been prepaid before the date on which such unsecured Debt is incurred under this provision;

                                 (C) Debt of the Company and its Subsidiaries
                      incurred to finance the acquisition of tangible Assets (whether pursuant to a loan, a lease financing or otherwise) after the date hereof provided that such Debt shall be limited to 100% of the cost of such Assets at the time such Assets were acquired.

                                 (D) Debt of a corporation, limited liability
                      company, partnership or other entity which becomes a Subsidiary of the Company after the date hereof as permitted hereunder, provided that such Debt existed at the time at the same time such entity became a Subsidiary and was not created within 180 days prior thereto or otherwise in anticipation thereof; and

                                 (E) Debt of the Company with respect to letters
                      of credit or applications or reimbursements therefor to support payment or performance obligations of the Company.

           Section 5.17 Limitation on Mergers; Etc. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its business or Assets, or make any material change in its present method of conducting business, except so long as no Default, Event of Default or event that with the lapse of time or the giving of notice, or both, would constitute an Event of Default, has occurred and is continuing or would result therefrom:

                     (a) any wholly-owned Subsidiary may be merged or consolidated with or into the Company (provided that the Company shall be continuing or surviving corporation) or with or into any one or more wholly-owned Subsidiaries (provided that a wholly-owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation);

                     (b) any wholly-owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its Assets (upon voluntary liquidation or otherwise) to the Company or any other wholly-owned Subsidiary; and

                     (c) the Company or any Subsidiary may be merged or consolidated with one or more entities provided that (i) the Company or any such Subsidiary shall be the continuing or surviving corporation, (ii) the Required Holders shall have consented to such merger or consolidation and (iii) immediately after giving effect thereto, no Default or Event of Default or event that with the lapse of time or them giving notice, would constitute an Event of Default shall have occurred and be continuing or would result therefrom.

           Section 5.18 Limitation on Sales of Property. The Company shall not, and shall not permit any Subsidiaries to, directly or indirectly, convey, sell, lease, assign, transfer or otherwise dispose of any of its Assets or business (including, without limitation receivables and leasehold interests) or any product line, whether owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Company or any wholly-owned Subsidiary, except:

                     (a) the sale, lease or other disposition of any product, inventory or equipment in the ordinary course of business in bona fide commercial transactions;

                     (b) as permitted by Section 5.16(a), (b) or (f) (A); or

                     (c) a sale or other disposition where the consideration received is at least equal to the Fair Market Value of such Assets; provided that the Asset Sale Excess Proceeds must be used to prepay the Notes.

           Section 5.19 Limitation on Transactions with Affiliates. The Company shall not, and shall not permit any of its Subsidiaries, directly or indirectly, to enter into any transaction (including, without limitation, any purchase, sale, lease or exchange of Assets or the rendering of any service) with any Affiliate that is not a wholly-owned Subsidiary, unless such transaction (a) is otherwise permitted hereunder, (b) is in the ordinary course of the Company or such Subsidiary's business, and (c) is on terms no less favorable to the Company or such Subsidiary, as the case may be, than it would obtain in an arm's-length transaction; provided, that the Company may pay customary directors' fees and reimburse reasonable out-of-pocket expenses directly related to meetings of the Board of Directors.

           Section 5.20 Limitation on Credit Extensions. The Company shall not, and shall not permit any of its Subsidiaries to, extend credit, make advances or make loans other than (a) normal and prudent extensions of credit to customers buying goods and services in the ordinary course or business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner, (b) loans or other advances, however, characterized, to the Company or to any of its wholly-owned Subsidiaries to the extent otherwise permitted hereunder, and (c) loans to employees in the furtherance of the Company's business as shall not exceed at any one time outstanding $500,000 in the aggregate.

           Section 5.21 Limitation on Certain Amendments. The Company shall not amend or otherwise modify or waive any provision of its Certificate of Incorporation without the prior written consent of the Required Holders, which consent shall not unreasonably withheld.

           Section 5.22 Limitation on Investments. The Company shall not, and shall not permit any of its Subsidiaries to, purchase, hold or acquire beneficially any stock, bond, notes, debentures or other securities or any Assets constituting a business unit of, or make any other investment in, any Person, except (a) as expressly permitted by Section 5.20 hereof, (b) investments in Capital Stock of any of the wholly owned Subsidiaries of the Company that have executed and delivered Security Documents, (c) investments in joint ventures, partnerships and other entities in the biopharmaceutical business that have, for all such investments taken together, an aggregate cost basis not greater than $1,000,000, so long as no Default or Event of Default or event that with the lapse of time or the giving of notice, or both, would constitute an Event of Default exists at the time of and after giving effect to any such investment, (d) investments in any entity for which the only consideration paid therefor by the Company or any of its Subsidiaries is the Common Stock of the Company or such Subsidiary, valued at its Fair Market Value and (e) Permitted Investments.

           Section 5.23 Use of Proceeds. The Company and its Subsidiaries will utilize the proceeds from the sale of the Guaranteed Senior Secured Primary Notes and the Guaranteed Senior Secured Escrow Notes as follows:

                     (a) $7,171,131 will be applied at the Closing to repay the 1995 Note owed by the Company to Northstar High Total Return Fund;

                     (b) $10,113,014 will be applied at the Closing to repay the April 1998 Notes owed by the Company to Northstar High Total Return Fund II and Northstar High Yield Fund;

                     (c) $4,876,423 will be applied at the Closing to the redemption of the Company's Series A-II Preferred Stock held by Northstar High Total Return Fund;

                     (d) $5,097,568.91 will be applied at the Closing to discharge in full the Company's Debt to CoreStates Enterprise Fund, a division of CoreStates Bank, N.A. ("CoreStates");

                     (e) $500,000 will be applied at the Closing to the payment by Holdings of amounts owed by it to Organon pursuant to the Intellectual Property Agreement dated August 2, 1996 by and among Holdings, and Akzo Nobel Pharma International, B.V. ("Akzo"); and

                     (f) $2,165,365.09 will be advanced by the Company to its Subsidiaries, Holdings, PerImmune and Bartels for capital (including, without limitation, working capital) required by such Subsidiaries.

The Company agrees that the funds utilized to make payments pursuant to Section 5.23(a) through and including (f) will be disbursed directly to the corresponding payees from the Purchasers at the Closing.


           Section 5.24 Assumption of Company Debt by Subsidiaries. Upon the request of any Holder after the Closing Date, the Company shall cause each of its Subsidiaries, Holdings, PerImmune and Bartels, and any New Subsidiaries to execute Notes (the "Subsidiary Notes"), on terms and conditions identical to the Guaranteed Senior Secured Primary Notes and the Guaranteed Senior Secured Escrow Notes, evidencing the aggregate principal amount of Outstanding Notes held by such Holder pursuant to this Purchase Agreement, provided that in the event there shall be any amounts owed to the Collateral Agent at the time of such request, the Company shall use its best efforts to obtain, within twenty (20) business days after delivery of the request, the consent of the Collateral Agent to the execution and delivery of the Subsidiary Notes. The Company shall not be required to deliver the Subsidiary Notes pursuant to this provision if the Collateral Agent refuses to consent thereto provided that the Company has used its best efforts to obtain the Collateral Agent's consent. If there shall be no amounts owing to the Collateral Agent at the time of the request for Subsidiary Notes, the Company shall deliver the Subsidiary Notes to the requesting Holder within seven (7) business days after delivery of the request by such Holder to the Company.

           Section 5.25 Covenants with respect to OncoVAX Cancer Vaccine. The Company will use its commercially reasonable best efforts (a) to file its Biological License Application with respect to the OncoVAX cancer vaccine not later than December 31, 1998, (b) to obtain FDA approval expeditiously of the Company's therapeutic products currently utilized in its clinical trials and to initiate Phase III clinical trials for OncoVAX in combination with chemotherapy for Stage III colon cancer and (c) to obtain not later than December 31, 1998, regulatory and/or reimbursement approvals required for the commercial use of its OncoVAX cancer vaccine in the Netherlands.

           Section 5.26 Covenant with respect to Transfer of Certain Patents. The Company at its own cost and expense, within 60 days after the date hereof, will take all actions necessary to record the assignment and transfer of patents and patent applications listed on Schedule 5.26 hereto into the name of Holdings with the appropriate authorities in the United States, Netherlands, Belgium, and the United Kingdom and to cause the Holders' Security Interests in such patents to be perfected, protected and maintained in such jurisdictions as a second priority perfected security interest until such time as the Debt underlying the Akzo Security Interest has been repaid in full, and in such case, a first priority perfected security interest in the Akzo Security Interest Collateral.

           In the event that the Company shall fail to have caused the Holders' Security Interests in such patents to be perfected, protected and maintained in such jurisdictions as a second priority perfected security interest (or, in the event that the Debt underlying the Akzo Security Interest Collateral shall have been repaid in full, and in such case, a first priority perfected security interest in the Akzo Security Interest Collateral) within 60 days after the date hereof, the rate of interest payable with respect to the principal amount of Outstanding Notes shall be increased to 15% per annum in accordance with Section 2(c) of the Guaranteed Senior Secured Primary Note and Section 2(c) of the Guaranteed Senior Secured Escrow Note until such time as the Company has fulfilled its obligations under this Section 5.26; provided however, that failure of the Company to fulfill its obligations under this Section 5.26 within 180 days after the date hereof shall be deemed an "Event of Default" in accordance with Section 6(a)(iv) of the Guaranteed Senior Secured Primary Note and Section 6(a)(iv) of the Senior Secured Escrow Note.

           Section 5.27 Foreign Currency Liabilities. The Company will manage its foreign currencies, Assets, liabilities and expenses in a manner that will protect and promote its ability to pay its U.S. Dollar liabilities and related costs and expenses.

           Section 5.28 Unaudited Financial Statements. The Company shall furnish to the Purchasers, on or prior to September 15, 1998, the unaudited balance sheet of the Company for the quarter and six months ended June 30, 1998 and the related unaudited statements of income, stockholders' equity and cash flows of the Company for the quarter ended June 30, 1998, each certified by a Responsible Officer of the Company. Such financial statements shall be prepared in accordance with GAAP and shall fairly present the financial position of the Company as of June 30, 1998.

           Section 5.29 Consent of Transamerica Business Credit Corporation. The Company shall use its best efforts to obtain the consent of the Transamerica Business Credit Corporation to the grant of a second lien on the Excluded Equipment.

           Section 5.30 Interest Escrow Security Agreement. The Company will provide information reasonably requested by the Holders respecting the Depositary appointed under the Interest Escrow Security Agreement and will change the Depositary, if requested by the Holders.

           Section 5.31 Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 5.1 to 5.30, inclusive, if before the time for such compliance the Required Holders shall, by act of such Required Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent and for the time so expressly waived, and, until such waiver shall become effective, the obligations of the Company in respect of any such covenant or condition shall remain in full force and effect.


                                   ARTICLE VI

                 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS

           The obligations of each Purchaser to purchase and pay for the Newly Issued Securities being purchased by it on the Closing Date are subject, at the option of such Purchaser, to the satisfaction of the following conditions on or before such Closing Date:

           Section 6.1 Supporting Documents. At the Closing, the Purchasers shall have received copies of the following documents:

                     (a) (i) the Charter, certified as of a recent date by the Secretary of State of the State of Delaware and (ii) a certificate of said Secretary dated as of a recent date as to the due incorporation and subsistence of the Company, and listing all documents of the Company on file with said Secretary; and

                     (b) a certificate of the Secretary or an Assistant Secretary of the Company dated the Closing Date and certifying: (i) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors (the "Company Board") or the stockholders of the Company authorizing the execution, delivery and performance of this Agreement, the issuance, sale, delivery, and performance of the Notes and the Warrants, and the reservation, issuance and delivery of the Warrant Shares upon the exercise of the Warrants, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; (ii) that the Charter has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause
(a)(ii) above; and (iii) the incumbency and specimen signature of each officer of the Company executing this Agreement, the Notes, and the Warrants and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause (b);

           Section 6.2 Fees of Purchasers. The Company shall have paid, in accordance with Article VII, the reasonable legal and other fees and disbursements of the Purchasers, as invoiced.

           Section 6.3 Warrants. The Company shall have issued and duly executed the Warrants to the Purchasers and shall have executed a registration rights agreement, substantially in the form set forth as Exhibit B-1 hereto.

           Section 6.4 Amended and Restated Warrants. The Company shall have duly executed and delivered the Amended and Restated Warrants, substantially in the form of Exhibits B-2 through B-6 hereto.

           Section 6.5 Interest Escrow Security Agreement. The Company shall have duly executed the Interest Escrow Security Agreement, substantially in the form set forth as Exhibit D hereto.

           Section 6.6 Notes. Each Purchaser shall have received the Guaranteed Senior Secured Primary Note and the Guaranteed Senior Secured Escrow Note it is purchasing duly executed and delivered by a duly authorized officer of the Company.

           Section 6.7 Security Agreements. The Company and its Subsidiaries and the Holders shall have duly executed and delivered the Global Security Agreement in substantially the form of Exhibit E hereto and the Intellectual Property Security Agreement in substantially the form of Exhibit F hereto.

           Section 6.8 Pledge Agreement. The Company and its Subsidiaries shall have duly executed and delivered a pledge agreement in substantially the form of Exhibit G hereto.

           Section 6.9 Guarantees. Each of the Subsidiaries shall have duly executed and delivered their respective guaranty in substantially the form of Exhibits H-1 through H-3 hereof.

           Section 6.10 Pledged Stock. The Company shall have delivered to the Holders certificates representing all issued and outstanding shares of Capital Stock of each of the existing

Subsidiaries, together with stock powers duly executed in blank, to be held pursuant to the terms of the Pledge Agreement.

           Section 6.11 Escrow Agreement. The Company shall have duly executed the Funded Commitment Facility Escrow Agreement, substantially in the form of Exhibit L annexed hereto.

           Section 6.12 Financing Statements. The Company and each Subsidiary shall have duly executed such financing statements (Form UCC-1) as shall be requested by the Holders to perfect the security interest provided by the Global Security Agreement and shall have taken all action reasonably requested by Purchasers to perfect and protect the security interests created by such Form UCC-1s.

           Section 6.13 First Union Agreement. The Company shall have executed an agreement with First Union National Bank (as successor-in-interest to CoreStates), as amended through the date hereof containing, among other things, a waiver of any defaults under the agreements between the Company and Corestates, substantially in the form of Exhibit I hereto and shall have caused CoreStates to deliver (a) an assignment of the CoreStates Warrants to the Purchasers and (b) such UCC-3 termination notices and other releases in form and substance satisfactory to the Purchasers terminating CoreStates' interest in the Company's Assets.

           Section 6.14 Principal Executive Officer. Simon McKenzie Successor shall be the principal executive of the Company in charge of the Company's management and policies. The Company shall obtain a "McKenzie Policy" in accordance with Section 5.10, with premiums prepaid for a period of not less than three years from the Closing Date and shall execute and deliver an Assignment of Life Insurance as Collateral in a form reasonably acceptable to the Purchasers within sixty (60) days of the date hereof.

           Section 6.15 Agreement with Akzo. The Company shall have duly executed an agreement with Akzo, Organon, Holdings and PerImmune substantially in the form of Exhibit J attached hereto amending certain terms of the Intellectual Property Security Agreement by and among PerImmune, Organon, and Akzo as Collateral Agent pursuant to which the Collateral Agent consents to the granting of a second priority security interest to the Purchasers on all assets of PerImmune in which the Collateral Agent maintains a first priority security interest. The Company shall have delivered to the Purchasers, a confirmation signed by the Collateral Agent that it has received the guaranty duly executed by the Company on August 21, 1998 and that the provisions of Amendment No. 1 executed by and among Holdings, PerImmune, Akzo and Organon dated July 31, 1998 to the Akzo Agreement are of full legal force and effect as of the date hereof.

           Section 6.16 Financial Statements. The Company shall have delivered its (a) audited consolidated financial statements as of and for the year ended December 31, 1997, together with the notes thereto, the auditor's unqualified report thereon and any accompanying management letter and (b) unaudited consolidated financial statements as of and for the three months ended March 31, 1998, together with the notes thereto.

           Section 6.17 Letter of Instructions. Purchasers shall have received irrevocable instructions from the Company to direct funds to accounts maintained pursuant to the Interest Escrow Security Agreement and the Funded Commitment Facility Agreement.

           Section 6.18 Other Actions. The Company and each Subsidiary shall have taken all other action reasonably requested by the Purchasers desirable to perfect and protect the security interests created by the Security Documents.

           Section 6.19 No Adverse Actions. There shall be no action, suit, complaint, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company, or any properties or rights of the Company, by or before any court, arbitrator or administrative or governmental body which could reasonably be expected to result in any material adverse change in the business, financial condition or operations of the Company taken as a whole. There shall be no action, suit, investigation or proceeding pending or threatened against the Company which purports to affect the validity or enforceability of this Agreement or the Ancillary Agreements.

           Section 6.20 Opinion of Counsel. The Purchasers shall have received from Morrison & Foerster LLP, counsel for the Company, opinions dated the Closing Date, in the form attached hereto as Exhibit K-1 and Exhibit K-2.


                                   ARTICLE VII

                       PAYMENT FOR PURCHASE OF SECURITIES

           Contemporaneously with the satisfaction of the obligations of the Company as set forth in Article VI, each Purchaser shall transfer to the Company such sum, and deliver the Existing Securities, as set forth opposite its name in Column 2 and Column 3, respectively, of Schedule 2.1 hereto, as specified in
Section 2.2 of this Agreement.


                                  ARTICLE VIII

                                  MISCELLANEOUS

           Section 8.1 Expenses. The Company will pay its own expenses and the Purchasers' expenses in connection with the transactions contemplated hereby whether or not such transactions shall be consummated and the Company shall pay for all out-of-pocket costs of the Purchasers, including, without limitation (a) legal fees incurred by Purchasers in connection with due diligence, documentation and closing of this transaction, and (b) the costs of appraisals, financial reports and other documents requested by Purchasers in connection with this transaction.

           Section 8.2 Brokerage. Each party hereto will indemnify and hold harmless any other party hereto against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

           Section 8.3 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, or mailed by certified or registered mail, return receipt requested, or nationwide overnight delivery service (with charges prepaid) as follows:

                     (a) if to the Company or any Subsidiary, at Intracel Corporation, 2005 NW Sammamish Road, Suite 107, Issaquah Washington 98027, Attn:
Chief Executive Officer, with a copy to Joseph W. Bartlett, Esq., Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, NY 10104; and

                     (b) if to the Purchasers, at their respective addresses set forth on Schedule 2.1 hereto with a copy to Karen Weidemann, Esq., Reboul, MacMurry, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, New York 10111.

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the other. Any notice given hereunder shall be deemed given and delivered when delivered in person, or three days after mailing by mail or one day after delivery to an overnight express service for next day delivery, as the case may be.

           Section 8.4 Governing Law; Submission to Jurisdiction. This Agreement shall be construed in accordance with, and governed by, the internal laws of the State of New York as permitted by Section 5-401 of the New York General Obligations Law (or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the Laws of any jurisdiction other than the State of New York. The Company and each existing Subsidiary of the Company hereby irrevocably and unconditionally:

                     (a) submit itself and its Subsidiaries and their respective Assets in any legal action or proceeding relating to this Agreement and the Ancillary Agreements to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts of any thereof;

                     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in or determined pursuant to Section 8.3 or at such other address of which the Purchasers shall have been notified pursuant thereto; and

                     (d) waives, to the maximum extent not prohibited by Law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.4 any punitive or exemplary damages and any damages which are not proximately caused by or the reasonably foreseeable result of the breach which is the subject of such action or proceeding.

           The Company hereby acknowledges that:

                     (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the Ancillary Agreements;

                     (b) the Purchasers do not have any fiduciary relationship with or duty to the Company arising out of or in connection with this Agreement, or the Ancillary Agreements; and

                     (c) no joint venture or partnership exists between the Purchasers, on the one hand, and the Company, on the other hand, and the relationship of the Company and the Purchasers is that of, inter alia, debtor and creditor.

           THE COMPANY, EACH SUBSIDIARY OF THE COMPANY AND THE PURCHASERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY, ANY OBJECTION BASED ON FORUM NON CONVENIENS OR VENUE IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE ANCILLARY AGREEMENTS AND FOR ANY COUNTERCLAIM THEREIN.

           THIS AGREEMENT AND THE ANCILLARY AGREEMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

           THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

           THE COMPANY WILL CAUSE EACH NEW SUBSIDIARY TO TAKE SUCH ACTION AS IS REQUIRED TO CONSENT TO, AND BE BOUND BY, THE PROVISIONS OF THIS SECTION 8.4 IN ITS ENTIRETY.

           Section 8.5 Entire Agreement. This Agreement, including the Schedules and Exhibits hereto and the Ancillary Agreements, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. All Schedules and Exhibits hereto are hereby incorporated herein by reference.

           Section 8.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall not be effective unto duly executed by each and every party hereto.

           Section 8.7 Amendments. This Agreement may not be amended or modified and no provisions hereof may be waived, without the written consent of the Company, each Subsidiary and each Purchaser. However, this Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holders, except that, without the prior written consent of one hundred percent (100%) of the Purchasers, no amendment to this Agreement shall change the maturity of any Note, or change the principal of, or the rate or time of payment of interest on any Note, or affect the time, amount or allocation of any prepayments, change the proportion of the principal amount of the Notes required with respect to any consent, amendment, waiver or declaration, amend, modify or waive any provision of this Section 8.7, change the percentage specified in the definition of Required Holders or consent to the assignment or transfer by the Company or any of its Subsidiaries of their respective rights and obligations under this Agreement or the Ancillary Agreements. Each Purchaser of the Notes shall be bound by any consent authorized by this Section 8.7 whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear notation referring to any such consent. Any amendment or waiver of any provision of any Note shall be effective only for the purposes and period of time expressly set forth therein and shall not entitle the Company to any other waiver or amendment in similar or other circumstances. No course of dealing between the Company and any Purchaser of any Note, nor any failure to exercise or any delay in exercising on the part of the holder of any Note any right, remedy, power or privilege under any Note shall or operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any Note preclude any other right, remedy, power or privilege. The rights, remedies, powers and privileges under the Notes are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law. As used herein and in the Notes, the term "this Agreement and the Ancillary Agreements" and references thereto shall mean this Agreement and the Ancillary Agreements as they may from time to time be amended or supplemented.

           Section 8.8 Disclosure to Other Persons. The Company hereby authorizes any of the Purchasers of the Notes to deliver copies of any financial statements and other documents delivered to such Purchaser, and disclose any other information disclosed to such Purchaser, by or on behalf of the Company or any Subsidiary in connection with or pursuant to this Agreement or the Ancillary Agreements to (a) such Purchaser's directors, officers, employees, agents and professional consultants, (b) any other Purchaser of any Note, (c) any Person to which such Purchaser offers to sell such Note or any part thereof, (d) any Person to which such Purchaser sells or offers to sell a participation in all or any part of such Note, (e) any Person from which such Purchaser offers to purchase any security of the Company, (f) any federal or state regulatory authority having jurisdiction over such Purchaser, or (g) any other Person to which such delivery or disclosure may be necessary or appropriate (i) in compliance with any Law applicable to such Purchaser, (ii) in response to any subpoena or other legal process or informal investigative demand or (iii) in connection with any litigation to which such Purchaser is a party. Notwithstanding the foregoing, except as provided in clauses (f) and (g) above, the Purchasers agree that they shall not disclose any information learned or received by them in connection with the negotiation, execution, delivery and performance of this Agreement or the Ancillary Agreements to any Person that directly competes or may reasonably be expected to directly compete with any business of the Company.

           Section 8.9 Limitation on Interest. The Company and each Purchaser intends to comply with applicable usury Laws from time to time in effect. At no time shall the interest rate payable on the Notes exceed the maximum rate of interest, if any, that at any time or from time to time may be contracted for, taken, charged or received on the Notes or on any amount which may be owing to the Purchasers of the Notes under the Laws applicable to such Purchasers of Notes and this transaction. In the event that the interest rate payable on the Notes shall exceed the maximum rate of interest allowable under applicable usury Laws, then the rate of interest shall automatically be reduced to the maximum rate permitted by Law.

           Section 8.10 Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

           Section 8.11 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

           IN WITNESS WHEREOF, the Company, the Subsidiaries and the Purchasers have executed this Agreement as of the day and year first above written.

                                       INTRACEL CORPORATION


                                       By:    /s/ SIMON R. McKENZIE
                                          --------------------------------------
                                               Name:  Simon R. McKenzie
                                               Title:  President and Chief
                                                       Executive Officer


                                       BARTELS, INC.


                                       By:   /s/ SIMON R. McKENZIE
                                          --------------------------------------
                                               Name:  Simon R. McKenzie
                                               Title:  President and Chief
                                                       Executive Officer


                                       PERIMMUNE HOLDINGS, INC.


                                       By:   /s/ SIMON R. McKENZIE
                                          --------------------------------------
                                               Name:  Simon R. McKenzie
                                               Title:  President and Chief
                                                       Executive Officer


                                       PERIMMUNE, INC.


                                       By:   /s/ SIMON R. McKENZIE
                                          --------------------------------------
                                               Name:  Simon R. McKenzie
                                               Title:  President and Chief
                                                       Executive Officer


                                       NORTHSTAR HIGH YIELD FUND


                                       By:   /s/ MICHAEL A. GRAVES
                                          --------------------------------------
                                               Name:  Michael A. Graves
                                               Title:  Vice President

                                       NORTHSTAR HIGH TOTAL RETURN FUND


                                       By: /s/ MICHAEL A. GRAVES
                                          --------------------------------------
                                               Name:  Michael A. Graves
                                               Title:  Vice President


                                       NORTHSTAR HIGH TOTAL RETURN FUND II


                                       By: /s/ MICHAEL A. GRAVES
                                          --------------------------------------
                                               Name:  Michael A. Graves
                                               Title:  Vice President


                                       NORTHSTAR STRATEGIC INCOME FUND


                                       By: /s/ MICHAEL A. GRAVES
                                          --------------------------------------
                                               Name:  Michael A. Graves
                                               Title:  Vice President